*[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.]

Exhibit 10.44

LICENSE AGREEMENT

by and between

INSPIRE PHARMACEUTICALS, INC.

and

FAES FARMA, S.A.

Dated as of October 31, 2006

*[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.]

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		1
ARTICLE 2 LICENSES, EXCLUSIVITY AND RELATED RIGHTS		12
2.1	License Grants	12
2.2	Use of Affiliates and Third Party Contractors	14
2.3	No Implied Licenses	15
2.4	Marks	15
2.5	Limitation on Sublicenses in Inspire Principal Territory	15
2.6	Faes Right of First Negotiation	15
2.7	Supply of Compound	16
ARTICLE 3 DEVELOPMENT AND COMMERCIALIZATION		16
3.1	Data and Materials Transfer and Right of Reference	16
3.2	Development	18
3.3	Commercialization	21
3.4	Records and Reports	22
3.5	Inspire Regulatory Matters; Faes Assistance	23
3.6	Faes Regulatory Matters; Inspire Assistance	24
3.7	Adverse Event Reporting	25
ARTICLE 4 INITIAL PAYMENT AND MILESTONE PAYMENTS		25
4.1	Initial Payment	25
4.2	Milestone Payments	25
ARTICLE 5 ROYALTIES		27
5.1	Inspire Royalty Payments	27
5.2	Faes Royalty Payments	28
5.3	Royalty Terms	28
5.4	Minimum Royalties	29
5.5	Reports and Payments	30
5.6	Taxes and Withholding	30
5.7	Currency Exchange; Manner and Place of Payment	31
5.8	Maintenance of Records; Audit	31
5.9	Interest on Late Payments	32
5.10	Reductions	32
ARTICLE 6 REPRESENTATIONS, WARRANTIES AND COVENANTS		34
6.1	Mutual Representations and Warranties	34
6.2	Additional Faes Representations and Warranties	35
6.3	Additional Inspire Representations, Warranties and Covenants	37
6.4	Additional Covenants	37
6.5	No Debarment	37
ARTICLE 7		38
7.1	Confidentiality	38
7.2	Authorized Disclosure	38
7.3	Scientific Publications	38
7.4	Public Announcements	39
7.5	Unauthorized Use	39
7.6	Return of Confidential Information	39
ARTICLE 8 INDEMNIFICATION		40
8.1	Inspire	40
8.2	Faes	40
8.3	Indemnification Procedures	40
8.4	Insurance Proceeds	42
8.5	Insurance	42
ARTICLE 9		42
9.1	Term	42
9.2	Voluntary Termination by Inspire	42
9.3	Material Breach	42

*[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.]

9.4	Bankruptcy or Insolvency	43
9.5	Continuing Rights of Sublicensees	43
9.6	Effect of Expiration or Termination of Agreement	44
9.7	Effect of Partial Termination	44
9.8	Consequences if QT Study Milestone Payment not Made	45
9.9	Change of Control	46
ARTICLE 10		46
10.1	Ownership of Inventions	46
10.2	Obligation to Inform	47
10.3	Prosecution of Faes Licensed Patents	47
10.4	Right to Consult	47
10.5	Abandonment of Prosecution of Faes Licensed Patent	48
10.6	Patent Term Extensions	48
10.7	Third Party Infringement	48
10.8	Infringement of Third Party Rights	50
ARTICLE 11		50
11.1	Assignment	50
11.2	Further Actions	51
11.3	Force Majeure	51
11.4	Notices	51
11.5	Amendment	51
11.6	Waiver	52
11.7	Counterparts; Facsimile Signatures	52
11.8	Descriptive Headings	52
11.9	Governing Law; Dispute Resolution	52
11.10	Severability	52
11.11	Entire Agreement of the Parties	53
11.12	Independent Contractors	53
11.13	Accrued Rights; Surviving Obligations	53
11.14	Expenses	53
11.15	No Third Party Beneficiaries	53
11.16	No Strict Construction	53
11.17	English Language	53
11.18	Rights and Remedies Cumulative, Certain Remedies, etc	53

*[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.]

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”), dated as of October 31, 2006 (the “Effective Date”), is made by and between INSPIRE PHARMACEUTICALS, INC., a Delaware corporation having its principal office at 4222 Emperor Blvd., Suite 200, Durham, NC 27703-8466, USA (“Inspire”), and FAES FARMA, S.A., a Spanish corporation having its principal office at Máximo Aguirre, 14, 48940 Leioa, Vizcaya, Spain (“Faes”). Inspire and Faes are each sometimes referred to individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, Faes owns certain patents and know-how relating to the compound known as bilastine;

WHEREAS, Inspire is engaged in the research, development and commercialization of proprietary pharmaceutical products for the treatment of respiratory, ophthalmic and other indications;

WHEREAS, Inspire desires to obtain from Faes, and Faes desires to grant to Inspire, the exclusive rights in the Inspire Territory to certain patents and know-how for the development and commercialization of Inspire Licensed Products (each as defined below); and

WHEREAS, Faes desires to obtain from Inspire, and Inspire desires to grant to Faes, the exclusive rights in the Faes Territory to certain know-how and other intellectual property controlled by Inspire for the development and commercialization of Faes Licensed Ophthalmic Products and Faes Non-Ophthalmic Products (each as defined below);

NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, covenants and agreements contained herein, Inspire and Faes, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

When used in this Agreement, whether in the singular or plural, each of the following capitalized terms shall have the meanings set forth in this Article 1.

1.1 “Acceptable Primary Label” means, for a particular Principal Product in a particular market, approved labeling for the relief of the nasal and non-nasal symptoms of allergic rhinitis, [C.I.] antihistamines existing as of the Effective Date in a manner that makes such Principal Product essentially unable to obtain significant sales in the applicable market for antihistamine products to treat the nasal and non-nasal symptoms of allergic rhinitis.

*[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.]

1.2 “Affiliate” means a corporation or non-corporate business entity that, directly or indirectly, controls, is controlled by, or is under common control with the Person specified. An entity will be regarded as in control of another entity if: (a) it owns, directly or indirectly, at least 50% of the voting securities or capital stock of such entity, or has other comparable ownership interest with respect to any entity other than a corporation; or (b) it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or non-corporate business entity, as applicable, whether through the ownership or control of voting securities, by contract or otherwise.

1.3 “Breach Notice” has the meaning set forth in Section 9.3.

1.4 “Breaching Party” has the meaning set forth in Section 9.3.

1.5 “Business Day” means any day, except Saturday and Sunday, on which commercial banking institutions in New York are open for business. Any reference in this Agreement to “day” whether or not capitalized shall refer to a calendar day, not a Business Day.

1.6 “Combination Licensed Product” means an Inspire Licensed Product that: (a) consists of at least one active ingredient causing such product to be an Inspire Licensed Product in combination with one or more other therapeutically active compounds, or (b) is sold together with one or more other products that do not contain the Compound for a single invoiced price.

1.7 “Commercially Reasonable Efforts” means, with respect to the efforts of a particular Party to complete specific tasks or obligations under this Agreement, the efforts and resources that would be used, consistent with prevailing pharmaceutical industry standards, by a company of similar size and scope to such Party with respect to a product or potential product at a similar stage in its development or product life and of similar market potential taking into account efficacy, safety, the anticipated Regulatory Authority approved labeling, the competitiveness of alternative products in the marketplace or under development, the profitability of the product including the royalties payable to Third Party licensors, the patent and other proprietary position of the product, the likelihood of Regulatory Approval, the commercial value of the product and other relevant factors. Commercially Reasonable Efforts shall be determined on a market-by-market basis for a particular product, and it is anticipated that the level of effort will change over time, reflecting changes in the status of the product and the market involved.

1.8 “Compound” means the chemical compound known as bilastine, whose more specific chemical name is (F-96211-BM; 2-[4-(2-(1-2(-ethoxylethyl) benzimidazole-2-yl) piperidine-1-yl) ethyl) phenyl]-2-methylpropanoic acid, and any salts, esters, or hydrates of such compound.

*[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.]

1.9 “Confidential Information” of a Party means all secret, confidential or proprietary information or data, whether provided in written, oral, graphic, video, computer or other form, provided by such Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) pursuant to this Agreement (including information generated by or on behalf of such Party pursuant to this Agreement and disclosed to the other Party), which may include without limitation information relating to the Disclosing Party’s existing or proposed research, development efforts, patent applications, business or products and any other materials that have not been made available by the Disclosing Party to the general public. The terms of this Agreement shall also be deemed Confidential Information of each Party, except to the extent disclosed pursuant to Section 7.4 herein. Notwithstanding the foregoing sentences, the term “Confidential Information” shall not include any information or materials that the Receiving Party can demonstrate:

(a) were already known to the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party to the extent such Receiving Party has documentary evidence to that effect;

(b) were generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, and other than through any act or omission of the Receiving Party in breach of its confidentiality obligations under this Agreement;

(d) were subsequently lawfully disclosed to the Receiving Party by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others;

(e) were independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other Party and the Receiving Party has documentary evidence to that effect; or

(f) is approved for release by the Disclosing Party in writing.

1.10 “Control,” “Controls,” or “Controlled” means, with respect to specific materials, Know-How or Patent Rights, that the applicable Party owns or has a license under such materials, Know-How or Patent Rights and has the ability to grant to the other Party licenses or sublicenses thereto as contemplated under this Agreement without violating the terms of any agreement or other arrangement with, or the rights of, any Third Party existing as of the date on which such license or sublicense is granted.

1.11 “Definitive QT Study” means the currently ongoing definitive cardiovascular (QTc prolongation) study relating to the Compound being conducted on behalf of Faes under the Protocol No. BILA 459-09, entitled “A phase I, randomized, multiple-dose, double-blind, 5-way crossover study of the electrocardiographic effects of Bilastine in healthy adult subjects”.

*[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.]

1.12 “Development Plan” means the plan describing the development of Subject Products in the Territory as described in Section 3.2.

1.13 “Development Program” means the activities undertaken by each of Inspire and Faes to develop Subject Products in the Territory in accordance with the Development Plan.

1.14 “Development Timeline” has the meaning set forth in Section 3.2(a)(i).

1.15 “Disclosing Party” has the meaning set forth in Section 1.9.

1.16 “Drug Master File” means the Drug Master File, as defined in the U.S. Federal Food, Drug, and Cosmetic Act, pursuant to 21 C.F.R. § 312.420 as amended, and the regulations promulgated thereunder (or the equivalent thereto as specified in any succeeding legislation), or any foreign equivalent thereto, with respect to manufacture of the Compound or an Inspire Licensed Product.

1.17 “Faes Development Activities” has the meaning set forth in Section 3.2(a)(i).

1.18 “Faes Know-How” means all Know-How related to the Compound (including information not covered by the Faes Licensed Patents) and any Inventions, in each case that are Controlled by Faes or its Affiliate as of the Effective Date and at any time during the Term and are necessary or useful to develop, manufacture or commercialize Inspire Licensed Products in the Inspire Territory.

1.19 “Faes Licensed Ophthalmic Product” means any product of Faes or its Affiliate or licensee (other than Inspire) incorporating the Compound and formulated and intended to be used in an Ophthalmic Indication by application to the eye, including any prescription or over-the-counter version of such product, in any dosage strength or size.

1.20 “Faes Licensed Patents” means all Patent Rights in the Inspire Territory that cover or claim the Compound or its manufacture or use or any Inventions, in each case that are Controlled by Faes or its Affiliate as of the Effective Date and at any time during the Term, and are necessary or useful to develop, manufacture or commercialize Inspire Licensed Products in the Inspire Territory. The Faes Licensed Patents owned by Faes as of the Effective Date, and the Faes Licensed Patents Controlled but not owned by Faes as of the Effective Date, are each set forth and identified as such in Schedule 1.20.

1.21 “Faes Non-Ophthalmic Product” means any product of Faes or its Affiliate or licensee (other than Inspire) incorporating the Compound and formulated to be used in an indication other than an Ophthalmic Indication, including any prescription or over-the-counter version of such product, in any dosage strength or size and for any mode of administration.

1.22 “Faes Ophthalmic OTC Product” means a Faes Licensed Ophthalmic Product that is sold to consumers without a prescription.

1.23 “Faes Ophthalmic Rx Product” means a Faes Licensed Ophthalmic Product that is sold to consumers under a prescription.

*[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.]

1.24 “Faes Ophthalmic Territory” means Spain, Portugal, Guatemala, Belize, El Salvador, Honduras, Nicaragua, Costa Rica, Panama, and all the countries of South America, and their respective territories and possessions.

1.25 “Faes Royalties” has the meaning set forth in Section 5.2.

1.26 “Faes Royalty Term” has the meaning set forth in Section 5.3(b).

1.27 “Faes Technology” means, collectively, the Faes Licensed Patents and the Faes Know-How.

1.28 “Faes Territory” means, with respect to Faes Non-Ophthalmic Products, the entire world, excluding the Inspire Principal Territory, and with respect to Faes Licensed Ophthalmic Products, the Faes Ophthalmic Territory.

1.29 “FDA” means the United States Food and Drug Administration, or any successor agency thereof.

1.30 “Field” means the prevention, palliation or treatment of any condition, indication or disease in humans.

1.31 “First Commercial Sale” means (a) with regard to a particular Inspire Licensed Product in a country in the Inspire Territory, the first commercial sale by Inspire or its Affiliate or sublicensee of such Inspire Licensed Product to a Third Party for end use or consumption in the country after Inspire’s (or its Affiliate’s or sublicensee’s) receipt of Regulatory Approval for such Subject Product in such country, or (b) with regard to a Faes Licensed Ophthalmic Product in a country in the Faes Ophthalmic Territory, the first commercial sale by Faes or its Affiliate or sublicensee of such Faes Licensed Ophthalmic Product to a Third Party for end use or consumption in the country after Faes’ (or its Affiliate’s or sublicensee’s) receipt of Regulatory Approval for such Subject Product in such country. Use of Subject Products for promotional, sampling or compassionate use purposes or for use in clinical trials contemplated by this Agreement (but excluding post-approval clinical trials for which compensation is received by the selling party) shall not be considered a commercial sale hereunder.

1.32 “GAAP” means: (a) as to Inspire, United States generally accepted accounting principles as interpreted and accepted by the Financial Accounting Standards Board and the Securities and Exchange Commission, and (b) as to Faes, the generally accepted accounting principles applicable to Faes and consistently applied through its organization.

1.33 “Generic Competition” means, with respect to a particular Inspire Licensed Product or Faes Licensed Ophthalmic Product (as applicable), that one or more Third Parties is selling, for use in human beings, a Generic Equivalent of such Inspire Licensed Product or Faes Licensed Ophthalmic Product (as applicable) in the applicable country within the Inspire Territory or the Faes Ophthalmic Territory (as applicable).

*[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.]

1.34 “Generic Equivalent” means a Third Party generic version of an Inspire Licensed Product being sold by Inspire in a particular country in the Inspire Territory, or Faes Licensed Ophthalmic Product being sold by Faes in a particular country in the Faes Ophthalmic Territory (as applicable), which generic version contains the Compound, has been approved by the FDA or by any foreign Regulatory Authority, and is being sold under such approval in such country.

1.35 “IND” means an Investigational New Drug Application, as defined in the U.S. Federal Food, Drug, and Cosmetic Act, pursuant to 21 C.F.R. § 312.3 as amended, and the regulations promulgated thereunder, or the equivalent thereto as specified in any succeeding legislation.

1.36 “Indemnitee” has the meaning set forth in Section 8.3(a).

1.37 “Indemnitor” has the meaning set forth in Section 8.3(a).

1.38 “Independent Sublicensees” has the meaning set forth in Section 9.5.

1.39 “Infringement Notice” has the meaning set forth in Section 10.7(a).

1.40 “Inspire Development Activities” has the meaning set forth in Section 3.2(a)(i).

1.41 “Inspire Know-How” means all Know-How related to the Compound (including information not covered by the Inspire Licensed Patents) and any Inventions, in each case that are Controlled by Inspire or its Affiliate at any time during the Term.

1.42 “Inspire Licensed Patents” means all Patent Rights in the Faes Territory that cover or claim the Compound or its manufacture or use or any Inventions, in each case that are Controlled by Inspire or its Affiliate at any time during the Term.

1.43 “Inspire Licensed Product” means any product of Inspire or its Affiliate or sublicensee (other than Faes or its Affiliates and other licensees) that contains the Compound, including any prescription or over-the-counter product, in any dosage strength or size and for any mode of administration, and whose development, manufacture, use, sale, distribution, importation or commercialization (a) is covered by a Valid Claim in a Faes Licensed Patent, and/or (b) materially uses or incorporates, or is materially based upon, Faes Know-How.

1.44 “Inspire Marks” has the meaning set forth in Section 2.4.

1.45 “Inspire Non-Ophthalmic Technology” means, collectively, the Inspire Licensed Patents and the Inspire Know-How that are necessary or useful to develop, manufacture or commercialize Faes Non-Ophthalmic Products outside the Inspire Principal Territory.

1.46 “Inspire Ophthalmic OTC Product” means an Inspire Licensed Product that is formulated and intended to be used in an Ophthalmic Indication by application to the eye, in any dosage strength or size, that is sold to consumers without a prescription.

*[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.]

1.47 “Inspire Ophthalmic Product” means an Inspire Ophthalmic OTC Product or an Inspire Ophthalmic Rx Product.

1.48 “Inspire Ophthalmic Rx Product” means an Inspire Licensed Product that is formulated and intended to be used in an Ophthalmic Indication by application to the eye, in any dosage strength or size, that is sold to consumers under a prescription.

1.49 “Inspire Ophthalmic Technology” means, collectively, the Inspire Licensed Patents and the Inspire Know-How that are necessary or useful to develop, manufacture or commercialize Faes Licensed Ophthalmic Products in the Faes Ophthalmic Territory.

1.50 “Inspire Ophthalmic Territory” means the entire world, excluding the Faes Ophthalmic Territory.

1.51 “Inspire OTC Product” means a Principal OTC Product or an Inspire Ophthalmic OTC Product.

1.52 “Inspire Principal Territory” means the United States and Canada and their respective territories and possessions.

1.53 “Inspire Royalties” has the meaning set forth in Section 5.1.

1.54 “Inspire Royalty Term” has the meaning set forth in Section 5.3(a).

1.55 “Inspire Technology” means, collectively, the Inspire Ophthalmic Technology and the Inspire Non-Ophthalmic Technology.

1.56 “Inspire Territory” means with respect to Principal Products, the Inspire Principal Territory, and with respect to Inspire Ophthalmic Products, the Inspire Ophthalmic Territory.

1.57 “Inventions” means any and all Know-How, developments, inventions or discoveries conceived, reduced to practice, made or developed by or on behalf of a Party or its Affiliate or licensee during the Term.

1.58 “Joint Inventions” has the meaning set forth in Section 10.1(d).

1.59 “Joint Project Team” has the meaning set forth in Section 3.2(c).

1.60 “Know-How” means all non-public information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, whether or not patentable, including databases, practices, methods, techniques, specifications, formulations, formulae, knowledge, skill, experience, data (including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical study data), analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data.

*[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.]

1.61 “Knowledge” means, with respect to the applicable Party, the actual knowledge of such Party as of the given time (without any duty of investigation).

1.62 “Losses” has the meaning set forth in Section 8.1.

1.63 “Marks” means any trademarks, and goodwill associated therewith, for use in connection with the marketing and sale of Inspire Licensed Products, alone or accompanied by any logo or design and any foreign language equivalents in figure, sound or meaning, whether registered or not.

1.64 “Material Amendment” has the meaning set forth in Section 3.2(a)(ii).

1.65 “Milestone Payments” has the meaning set forth in Section 4.2.

1.66 “Minimum Royalty Date” means the first Quarter Start Date that is at least one year (365 days) after the date that Inspire (or its Affiliate or sublicensee) receives the first Regulatory Approval in the United States of a Principal Product comprising an oral tablet formulation for the Primary Indication.

1.67 “Minimum Royalty Period” means the one year period commencing on the Minimum Royalty Date or each yearly anniversary thereof.

1.68 “NDA” means a New Drug Application pursuant to 21 U.S.C. § 505(b)(1) or § 505(b)(2) submitted to the FDA or any successor application or procedure required for Regulatory Approval to commence sale of an Inspire Licensed Product.

1.69 “Net Sales” means the gross amounts invoiced by (i) Inspire, any of its Affiliates or any of its sublicensees for sales of Inspire Licensed Products to Third Parties or (ii) Faes, any of its Affiliates or any of its sublicensees for sales of Faes Licensed Ophthalmic Products to Third Parties, less the total of the following deductions to the extent actually allowed or incurred in connection with such sales:

(a) reasonable and customary trade, cash and quantity discounts off the invoiced price;

(b) excise, sales and other consumption taxes and custom duties to the extent included in the invoice price;

(c) freight, insurance and other transportation charges to the extent included in the invoice price;

(d) amounts repaid, credited or accrued, or allowances or adjustments made, by reason of returns, rejections, or recalls, or because of chargebacks, retroactive price reductions, or billing errors;

*[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.]

(e) reasonable and customary rebates and chargebacks to pharmacy benefit managers, federal, state, or local governments (or their agencies or purchasers), and managed health organizations (including without limitation Medicaid rebates); and

(f) any amounts actually written off or specifically identified as uncollectible in accordance with GAAP;

solely to the extent the above deductions are taken in accordance with GAAP applicable to the particular Party.

Use of Subject Products for promotional, sampling or compassionate use purposes or for use in clinical trials contemplated under this Agreement (but excluding post-approval clinical trials for which compensation is received by the selling party) shall not be considered in determining Net Sales. In the case of any sale of a Subject Product between a Party and its Affiliates or sublicensees for resale, Net Sales shall be calculated as above only on the first arm’s length sale thereafter to a Third Party.

1.70 “Non-Breaching Party” has the meaning set forth in Section 9.3.

1.71 “Ophthalmic Indication” means the prevention or treatment of allergic conjunctivitis in the eye.

1.72 “OTC” means “over-the-counter,” as such term is typically understood in the pharmaceutical industry with reference to sales of drug products without a prescription.

1.73 “OTC Switch” means, with respect to a particular country of the Inspire Territory, the transfer of an Inspire Licensed Product from a prescription medicine to an OTC medicine in such country. An Inspire Licensed Product will be deemed to be transferred, and the OTC Switch deemed to be finalized, with respect to a given country of the Inspire Territory upon final approval of the sale of such Inspire Licensed Product as an OTC medicine by the Regulatory Authority in such country that has regulatory jurisdiction over such transfer.

1.74 “Partial Termination” means the termination of this Agreement solely with respect to particular Subject Product(s) and/or one or more countries, as provided in Section 9.2 or 9.3.

1.75 “Patent Rights” means the rights and interests in and to all issued patents and pending patent applications, including without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms (including regulatory extensions), and all supplementary protection certificates, together with any foreign counterparts thereof anywhere in the Territory.

1.76 “Pediatric Indication” means the Primary Indication specifically for use in children as young as six (6) years of age and no older than twelve (12) years of age.

*[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.]

1.77 “Person” or “person” means any individual, firm, corporation, partnership, limited liability company, trust, unincorporated organization or other entity or a government agency or political subdivision thereto, and shall include any successor (by merger or otherwise) of such Person.

1.78 “Phase 3 Clinical Trial” means a controlled clinical trial to confirm with statistical significance the efficacy and safety of a product in larger, targeted populations, performed to obtain Regulatory Approval, as more fully described in 21 C.F.R. § 312.21(c).

1.79 “Primary Indication” means the treatment of allergic rhinitis.

1.80 “Principal OTC Product” means an Inspire Licensed Product for any indication in the Field other than the Ophthalmic Indication that is sold to consumers without a prescription.

1.81 “Principal Product” means a Principal OTC Product or a Principal Rx Product.

1.82 “Principal Rx Product” means an Inspire Licensed Product for any indication in the Field other than the Ophthalmic Indication that is sold to consumers under a prescription.

1.83 “Prosecution” or “Prosecute” means the preparation, filing, prosecution, issuance and maintenance (including, without limitation, interference, opposition and similar third party proceedings before the relevant patent office) of any patent applications or patents.

1.84 “Publishing Party” has the meaning set forth in Section 7.3.

1.85 “Quarter Start Date” means January 1, April 1, July 1, and October 1 of any applicable year.

1.86 “Rate of Interest” means the interest rate equal to [C.I.] percentage points above the prime rate of interest published as of the applicable time in the Wall Street Journal as the prime rate; provided, however that if the Wall Street Journal does not publish such prime rate, then the term “Rate of Interest” shall mean [C.I.] percentage points above the rate of interest publicly announced as of the applicable time by Bank of America, N.A., as its Prime Rate, Base Rate, Reference Rate or the equivalent of such rate, whether or not such bank makes loans to customers at, above, or below said rate.

1.87 “Receiving Party” has the meaning set forth in Section 1.9.

1.88 “Regulatory Amendment” has the meaning set forth in Section 3.2(a)(ii).

1.89 “Regulatory Approval” means the issuance by the appropriate Regulatory Authority of an action letter indicating that an NDA or foreign equivalent, as applicable, is approved. For avoidance of doubt, Regulatory Approval does not mean that the Regulatory Authority issues an action letter indicating that an NDA or foreign equivalent is approvable.

1.90 “Regulatory Authority” means any national (e.g., the FDA), state, provincial or local regulatory agency, department, bureau, commission, council or other governmental entity

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involved in or responsible for regulation of medicinal products intended for human use in any country.

1.91 “Regulatory Dossier” means the technical, medical and scientific registrations, authorizations and approvals (including, without limitation, approvals of NDAs or foreign equivalents, supplements and amendments, pre- and post- approvals, pricing and Third Party reimbursement approvals, and labeling approvals) of any Regulatory Authority necessary for the development (including the conduct of clinical trials), manufacture, distribution, marketing, promotion, offer for sale, use, import, reimbursement, export or sale of a Subject Product in a regulatory jurisdiction, together with all related correspondence to or from any Regulatory Authority and all documents referenced in the complete regulatory chronology for each NDA or foreign equivalent, including the Drug Master File (if any), IND, NDA and supplemental new drug applications (sNDAs), or foreign equivalents.

1.92 “Reviewing Party” has the meaning set forth in Section 7.3.

1.93 “Rx Product” means a Principal Rx Product or an Inspire Ophthalmic Rx Product.

1.94 “Scientific Publication” has the meaning set forth in Section 7.3.

1.95 “Serious Adverse Drug Experience” means any of an “adverse drug experience,” a “life-threatening adverse drug experience,” a “serious adverse drug experience,” or an “unexpected adverse drug experience,” as those terms are defined at either 21 C.F.R. § 312.32 or 21 C.F.R. § 314.80 or relevant foreign regulation within the Territory.

1.96 “Subject Product” means any Faes Licensed Ophthalmic Product, any Faes Non-Ophthalmic Product, or any Inspire Licensed Product.

1.97 “Term” has the meaning set forth in Section 9.1.

1.98 “Territory” means, collectively, the Inspire Territory and the Faes Territory.

1.99 “Third Party(ies)” means any Person other than Faes, Inspire and their respective Affiliates.

1.100 “Third Party Claim” has the meaning set forth in Section 8.1.

1.101 “Third Party License” has the meaning set forth in Section 5.10(a).

1.102 “Urticaria Indication” means the treatment of chronic idiopathic urticaria.

1.103 “Valid Claim” means a claim of an issued and unexpired patent, or a claim of a pending patent application, within the Faes Licensed Patents, which claim has not been held invalid, unpatentable or unenforceable by a court or other government agency of competent jurisdiction from which no appeal can be further taken, and has not been held or admitted to be invalid, unpatentable or unenforceable through abandonment, re-examination or disclaimer, opposition

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procedure, nullity suit or otherwise, which claim covers or claims an Inspire Licensed Product or its manufacture or use; provided, however, that if a claim of a pending patent application shall not have issued within [CONFIDENTIAL] after the filing date from which such claim takes priority such claim shall not constitute a Valid Claim for the purposes of this Agreement unless and until such claim shall issue.

1.104 “Withholding Taxes” has the meaning set forth in Section 5.6.

ARTICLE 2

LICENSES, EXCLUSIVITY AND RELATED RIGHTS

2.1 License Grants.

(a) To Inspire.

(i) Faes hereby grants to Inspire a royalty-bearing, exclusive (even as to Faes and its Affiliates, except as otherwise provided in subsection (a)(iv) below) right and license, with the right to grant sublicenses (subject to Section 2.5), under the Faes Technology solely (i) to research, develop, make, have made, use, market, offer for sale, sell, and import Principal Products in the Field in the Inspire Principal Territory, and (ii) to research, develop, make, have made, and use Principal Products anywhere in the world solely for the purpose of marketing, commercialization and sale of Principal Products in the Field in the Inspire Principal Territory.

(ii) Faes hereby grants to Inspire a royalty-bearing, exclusive (even as to Faes and its Affiliates, except as otherwise provided in subsection (a)(iv) below) right and license, with the right to grant sublicenses, under the Faes Technology solely (i) to research, develop, make, have made, use, market, offer for sale, sell, and import Inspire Ophthalmic Products in the Ophthalmic Indication in the Inspire Ophthalmic Territory, and (ii) to research, develop, make, have made, and use Inspire Ophthalmic Products anywhere in the world solely for the purpose of marketing, commercialization and sale of Inspire Ophthalmic Products in the Ophthalmic Indication in the Inspire Ophthalmic Territory.

(iii) For the avoidance of doubt, the licenses and rights granted to Inspire under this Agreement shall not include a right to offer for sale, sell or have sold Principal Products, and Inspire expressly covenants that it and its Affiliates and sublicensees shall not sell any Principal Products, in the Inspire Principal Territory in circumstances in which Inspire knows or reasonably should know such Principal Products will be distributed or sold outside the Inspire Principal Territory. Further, the licenses and rights granted to Inspire under this Agreement shall not include a right to offer for sale, sell or have sold Inspire Ophthalmic Products, and Inspire expressly covenants that it and its Affiliates and sublicensees shall not sell any Inspire Ophthalmic Products, in the Inspire Ophthalmic Territory in circumstances

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in which Inspire knows or reasonably should know such Inspire Ophthalmic Products will be distributed or sold outside the Inspire Ophthalmic Territory or for any uses outside the Ophthalmic Indication.

(iv) Notwithstanding anything in this Agreement to the contrary, and for the avoidance of doubt, (1) Faes (and its Affiliates and other licensees) shall retain the rights under the Faes Technology to research, develop, make, have made, and use Faes Non-Ophthalmic Products in the Inspire Principal Territory solely for the purpose of sale of such products in the Field outside the Inspire Principal Territory; and (2) Faes (and its Affiliates and other licensees) shall retain the rights under the Faes Technology to research, develop, make, have made, and use Faes Licensed Ophthalmic Products in the Inspire Ophthalmic Territory solely for the purpose of sale of Faes Licensed Ophthalmic Products outside the Inspire Ophthalmic Territory; and (3) Faes (and its Affiliates and other licensees) shall retain the exclusive rights to research, develop, make, have made, use, offer for sale, sell, and import all Faes Non-Ophthalmic Products in the Field in all countries, territories and jurisdictions other than the Inspire Principal Territory; and (4) Faes (and its Affiliates and other licensees) shall retain the exclusive rights to research, develop, make, have made, use, market, offer for sale, sell, and import Faes Licensed Ophthalmic Products in the Ophthalmic Indication in the Faes Ophthalmic Territory.

(b) To Faes.

(i) Inspire hereby grants to Faes an exclusive (even as to Inspire and its Affiliates, except as otherwise provided in subsection (b)(iv) below) right and license, with the right to grant sublicenses, under the Inspire Non-Ophthalmic Technology solely to research, develop, make, have made, use, market, offer for sale, sell, and import Faes Non-Ophthalmic Products in the Field in all countries, territories and jurisdictions outside the Inspire Principal Territory.

(ii) Inspire hereby grants to Faes a royalty-bearing, exclusive (even as to Inspire and its Affiliates, except as otherwise provided in subsection (b)(iv) below) right and license, with the right to grant sublicenses, under the Inspire Ophthalmic Technology solely to research, develop, make, have made, use, market, offer for sale, sell, and import Faes Licensed Ophthalmic Products in the Ophthalmic Indication in the Faes Ophthalmic Territory.

(iii) For the avoidance of doubt, the licenses and rights granted to Faes under this Agreement shall not include a right to offer for sale, sell or have sold Faes Licensed Ophthalmic Products, and Faes expressly covenants that it and its Affiliates and sublicensees shall not sell any Faes Licensed Ophthalmic Products, in the Faes Ophthalmic Territory in circumstances in which Faes knows or reasonably should know such Faes Licensed Ophthalmic Products will be distributed or sold outside the Faes Ophthalmic Territory or for any uses outside the Ophthalmic Indication. Further, the licenses and rights granted to Faes under this

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Agreement shall not include a right to offer for sale, sell or have sold Faes Non-Ophthalmic Products, and Faes expressly covenants that it and its Affiliates and sublicensees shall not sell any Faes Non-Ophthalmic Products, in any country outside the Inspire Principal Territory in circumstances in which Faes knows or reasonably should know such Faes Non-Ophthalmic Products will be distributed or sold in the Inspire Principal Territory.

(iv) Notwithstanding anything in this Agreement to the contrary, and for the avoidance of doubt, (1) Inspire (and its Affiliates and other licensees) shall retain the rights under the Inspire Non-Ophthalmic Technology to research, develop, make, have made, and use Principal Products outside the Inspire Principal Territory solely for the purpose of sale of such products in the Field solely in the Inspire Principal Territory; and (2) Inspire (and its Affiliates and other licensees) shall retain the rights under the Inspire Ophthalmic Technology to research, develop, make, have made, and use Inspire Ophthalmic Products outside the Inspire Ophthalmic Territory solely for the purpose of sale of Inspire Ophthalmic Products in the Ophthalmic Indication solely in the Inspire Ophthalmic Territory; and (3) Inspire (and its Affiliates and other licensees) shall retain the exclusive rights to research, develop, make, have made, use, offer for sale, sell, and import Principal Products in the Field in the Inspire Principal Territory; and (4) Inspire (and its Affiliates and other licensees) shall retain the exclusive rights to research, have researched, develop, have developed, make, have made, use, market, have marketed, commercialize, have commercialized, offer for sale, sell, import and have imported Inspire Ophthalmic Products in the Ophthalmic Indication in the Inspire Ophthalmic Territory.

(c) With respect to each particular Inspire Licensed Product, on a country-by-country basis, upon the expiration of the Inspire Royalty Term applicable to such Inspire Licensed Product in a specific country, the licenses and rights granted to Inspire under Section 2.1(a) shall become fully paid up, royalty-free, perpetual and irrevocable solely with regards to such Inspire Licensed Product in such country. With respect to each particular Faes Licensed Ophthalmic Product, on a country-by-country basis, upon the expiration of the Faes Royalty Term applicable to such Faes Licensed Ophthalmic Product in a specific country, the licenses and rights granted to Faes under Section 2.1(b) shall become fully paid up, royalty-free, perpetual and irrevocable solely with regards to such Faes Licensed Ophthalmic Product in such country.

2.2 Use of Affiliates and Third Party Contractors. Without limiting the licenses and rights granted under Section 2.1, Inspire and Faes shall each have the right to engage their Affiliates and Third Party contractors (including but not limited to contract research organizations, clinical trial sites, contract manufacturers and distributors) to perform services to assist the respective Party in exercising its rights and in carrying out its respective activities or obligations under this Agreement, including for the purpose of development and commercialization of Principal Products in the Inspire Principal Territory and Inspire Ophthalmic Products in the Inspire Ophthalmic Territory on behalf of Inspire, or of Faes Licensed Ophthalmic Products in the Faes

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Ophthalmic Territory and Faes Non-Ophthalmic Products in all countries and jurisdictions outside the Inspire Principal Territory on behalf of Faes.

2.3 No Implied Licenses. Only the licenses expressly granted herein shall be of legal force and effect. No license rights shall be created hereunder by implication, estoppel or otherwise.

2.4 Marks. Inspire may market Principal Products in the Field in the Inspire Principal Territory, and Inspire Ophthalmic Products in the Ophthalmic Indication in the Inspire Ophthalmic Territory, under such Marks as Inspire shall select in its sole discretion (the “Inspire Marks”). Inspire shall own and control all such Inspire Marks. Inspire shall be responsible for filing, registering and maintaining the Inspire Marks in the Inspire Territory. Faes shall retain the exclusive rights to market Faes Non-Ophthalmic Products in the Field in all countries and jurisdictions outside the Inspire Principal Territory, and Faes Licensed Ophthalmic Products in the Ophthalmic Indication in the Faes Ophthalmic Territory, under such Marks as Faes (or its Affiliate or other licensee) shall select in its sole discretion (the “Faes Marks”). Faes (or its Affiliate or licensee, as applicable) shall own and control all such Faes Marks. Faes (or its Affiliate or licensee, as applicable) shall be responsible for filing, registering and maintaining the Faes Marks in all applicable countries.

2.5 Limitation on Sublicenses in Inspire Principal Territory. Faes shall have the right to approve, such approval not to be unreasonably withheld or delayed, the grant by Inspire of any sublicense to a proposed sublicensee of rights in the Inspire Principal Territory as to any Principal Product; such sublicensed rights would not be further sublicenseable by such sublicensee without Faes’ written approval, such approval not to be unreasonably withheld or delayed.

2.6 Faes Right of First Negotiation. Inspire hereby grants to Faes the right of first negotiation, as set forth below in this Section 2.6, in regards to the Inspire cystic fibrosis development product known as denufosol tetrasodium (the “CF Product”). If Inspire determines to undertake an initiative to out-license on an exclusive basis all or substantially of its intellectual property rights in the CF Product on a regional basis in Spain and Portugal (a “Business Opportunity”), then Inspire will notify Faes in writing of its intent to pursue such Business Opportunity. At the request of Faes, Inspire will afford Faes a reasonable opportunity to review scientific information relevant to the Business Opportunity and available to Inspire, and which has been approved by the Board of Directors of Inspire. Within fifteen (15) days of Faes’ receipt of the written notice, Faes will respond to Inspire in writing regarding Faes’ interest in the Business Opportunity. If Faes indicates interest in pursuing the Business Opportunity, the Parties will negotiate in good faith for a period of at least sixty (60) days to enter into a definitive agreement regarding such Business Opportunity. If, (i) Faes indicates no interest in the Business Opportunity or does not respond to Inspire’s notice of the Business Opportunity within such fifteen (15) day period, or (ii) Faes and Inspire do not enter into a definitive agreement within such sixty (60) day period, then Inspire will be free to pursue the Business Opportunity and will be deemed to have discharged its obligations under this Section 2.6 in full; provided, however, that if at the end of such sixty (60) day period the Parties are actively negotiating the terms of a definitive agreement, then such sixty (60) day period may be extended to a mutually acceptable time by the Parties in writing. For the avoidance of doubt, any Inspire initiative with respect to the CF Product that includes any country other than Spain and Portugal will not be deemed a Business Opportunity, and Inspire will have no obligation with respect to such an initiative, under this Section 2.6.

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2.7 Supply of Compound. The Parties acknowledge that it is the Parties’ intention, notwithstanding the license rights granted by Faes in Section 2.1(a), for Faes to supply to Inspire bulk Compound (as API) for Inspire’s use in manufacturing, developing and commercializing Inspire Licensed Products in final form. The Parties agree to initiate negotiation of a supply agreement in good faith promptly after the Effective Date, and to enter into a supply agreement as soon as practicable, which agreement shall contain commercially reasonable, mutually acceptable supply terms and provisions typical of similar supply arrangements, including forecasting and ordering provisions, delivery terms, transfer pricing, and back-up manufacturing rights. Inspire acknowledges that Faes’ right to supply to Inspire the Compound is a fundamental aspect of this Agreement for Faes, and thus Inspire agrees that Inspire shall not negotiate with any third party regarding any manufacturing relationship under which Faes would obtain supplies of Compound, so long as Faes is continuing to negotiate the terms of the supply agreement in good faith as above (and provided that Faes supplies to Inspire its interim requirements for Compound (for use in clinical development under the terms of this Agreement) as set forth in reasonable forecasts provided to Faes). It is understood that Inspire shall have sole responsibility for conducting (or having conducted on its behalf) all product formulation and packaging as needed to use the Compound supplied by Faes to make Inspire Licensed Products in final form.

ARTICLE 3

DEVELOPMENT AND COMMERCIALIZATION

3.1 Data and Materials Transfer and Right of Reference.

(a) In furtherance of the licenses granted by Faes to Inspire under this Agreement and the activities contemplated by this Article 3, Faes shall, or shall cause its Affiliates or Third Party contractors to, transfer promptly (but in all events within thirty (30) days following the Effective Date) to Inspire (i) the physical embodiments, to the extent available, of the Faes Technology that are needed or reasonably useful to Inspire in the development or commercialization of Inspire Licensed Products in the applicable countries of the Inspire Territory as contemplated by this Agreement, and (ii) a copy of the entire Regulatory Dossier in existence as of the Effective Date. Without limiting the foregoing, Faes shall provide to Inspire copies of all final audited study reports, prepared in accordance with applicable FDA guidelines, for all studies relating to the Compound.

(b) Faes shall make reasonably available to Inspire at no cost to Inspire, during business hours and for reasonable amounts of time during the twelve (12) month period following the Effective Date, such of Faes’ employees as are appropriate (including key manufacturing and development personnel) for purposes of consulting with Inspire regarding the development, testing and manufacturing of Inspire Licensed Products, procuring of Regulatory Approval of Inspire Licensed Products, and to enable Inspire to use the Faes Know-How in connection with Inspire Licensed Products.

(c) Faes hereby grants to Inspire a “Right of Reference or Use” as that term is defined in 21 C.F.R. § 314.3(b), and any foreign equivalents, to any and all regulatory filings, data and information within the Faes Know-How relating to the Compound or Subject Products, including without limitation that related to pharmacology, toxicology, preclinical testing,

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clinical testing, chemistry, manufacturing and controls data, batch records, trials and studies, safety and efficacy, manufacturing information, analytical and quality control, and agrees to sign, and cause its Affiliates to sign, any instruments reasonably requested by Inspire in order to effect such grant, solely for the purposes of developing and seeking regulatory approval in the Inspire Principal Territory of Inspire Principal Products and in the Inspire Ophthalmic Territory of Inspire Ophthalmic Products and conducting such other activities as are contemplated by this Agreement. In addition, Faes hereby grants to Inspire the full right to use and refer to any Drug Master File for the Compound and will provide a copy thereof to Inspire upon Inspire’s request solely for the purposes of developing and seeking regulatory approval in the Inspire Principal Territory of Inspire Principal Products and in the Inspire Ophthalmic Territory of Inspire Ophthalmic Products and conducting such other activities as are contemplated by this Agreement.

(d) Faes hereby agrees to assign and hereby does assign to Inspire the regulatory documents in the Regulatory Dossier relating directly to the Compound in the Inspire Principal Territory. Within thirty (30) days after the Effective Date, Faes shall provide to Inspire a list of all of the documents in the Regulatory Dossier as of the Effective Date relating directly to the Compound in the Inspire Principal Territory. Within thirty (30) days after the Effective Date, the Parties shall execute and deliver to the FDA such documents as are required to notify the FDA of the transfer of the IND number 70,302 to Inspire. In addition, Faes promptly shall execute any and all other instruments, forms of assignment or other documents and take such further actions as Inspire may reasonably request in order to give effect to or evidence the foregoing assignment. Faes shall retain the full rights to use any and all information in the aspects of the Regulatory Dossier assigned to Inspire as above, and the right of reference to all such regulatory documents, solely for purposes relating to development and commercialization of Faes Non-Ophthalmic Products outside the Inspire Principal Territory and Faes Licensed Ophthalmic Products in the Faes Ophthalmic Territory.

(e) In furtherance of the licenses granted by Inspire to Faes under this Agreement and the activities contemplated by this Article 3, Inspire shall, or shall cause its Affiliates or Third Party contractors to, transfer to Faes upon Faes’s reasonable request made from time to time, to the extent available: (i) the physical embodiments of the Inspire Technology that are needed or reasonably useful to Faes in the development or commercialization of Faes Non-Ophthalmic Products in all applicable countries outside the Inspire Principal Territory or of the Faes Licensed Ophthalmic Products in the applicable countries of the Faes Ophthalmic Territory as contemplated by this Agreement, and (ii) a copy of the entire Regulatory Dossier with respect to the Inspire Licensed Products. In addition, Inspire hereby grants to Faes the foreign equivalents, in any country or jurisdiction outside the Inspire Principal Territory, to a “Right of Reference or Use” as that term is defined in 21 C.F.R. § 314.3(b) to any and all regulatory filings, data and information within the Inspire Technology relating to the Compound or Subject Products, including without limitation that related to pharmacology, toxicology, preclinical testing, clinical testing, chemistry, manufacturing and controls data, batch records, trials and studies, safety and efficacy, manufacturing information, analytical and quality control, and agrees to sign, and cause its Affiliates to sign, any instruments reasonably requested by Faes in order to effect such

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grant, solely for the purposes of developing and seeking regulatory approval outside the Inspire Principal Territory of Faes Non-Ophthalmic Products and/or of the Faes Licensed Ophthalmic Products in the applicable countries of the Faes Ophthalmic Territory as contemplated by this Agreement, and of conducting such other activities as are contemplated by this Agreement.

3.2 Development.

(a) Development Program and Plan.

(i) Inspire and Faes will perform the Development Program in accordance with the Development Plan. The Parties acknowledge and agree that the Development Plan sets forth the development activities to be performed by Inspire during the Term (the “Inspire Development Activities”) together with certain of the development activities to be performed by Faes during the Term (the “Faes Development Activities”). The Development Plan includes an overall timeline of the estimated target dates for completing the various development tasks described within the Development Plan (the “Development Timeline”). The initial Development Plan as agreed to by the Parties as of the Effective Date has been signed and acknowledged by each Party and copies of such signed document have been exchanged between the Parties.

(ii) The Parties will work together, through their participation on the Joint Project Team, to evaluate from time to time in light of then-current circumstances the status of the Development Program and progress compared to the Development Timeline. Either Inspire or Faes may propose modifications to the Development Plan, which will be discussed in good faith by the Joint Project Team. Any modification to the Development Plan proposed by either Party (except for Regulatory Amendments (defined below)) that will extend the Development Timeline for more than sixty (60) days or materially increase the costs associated with the development of a Principal Product for the Primary Indication (each, a “Material Amendment”) will require the requesting Party to demonstrate that the potential benefits (economic, commercial, or otherwise) to both Parties that may result from the proposed Material Amendment materially outweigh the potential adverse impact (economic, commercial, or otherwise) on both Parties (including without limitation the impact caused by a delay in launch and any increased development costs) associated with such proposed Material Amendment. Each Material Amendment will require the unanimous approval of the Joint Project Team prior to implementation and any dispute regarding a Material Amendment will be subject to the dispute resolution procedures set forth in Section 11.9; provided, however, that Inspire shall have final decision-making authority with respect to the development and commercialization of Principal Products in the Inspire Principal Territory and of Inspire Ophthalmic Products in the Inspire Ophthalmic Territory, and Faes shall have final decision-making authority with respect to the development and commercialization of Faes Non-Ophthalmic Products outside the Inspire Principal Territory and of Faes Licensed Ophthalmic Products in the Faes Ophthalmic Territory, and compliance with the dispute

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resolution procedures set forth in Section 11.9 will not be required with respect to such matters. The Joint Project Team also will review and consider any modifications to the Development Plan suggested or required by any Regulatory Authority (each, a “Regulatory Amendment”), and the Parties will amend the Development Plan as necessary to incorporate feedback from any Regulatory authority on the Development Program and to comply with any legal requirement or formal action imposed by any Regulatory Authority.

(b) Development Activities.

(i) Inspire will be responsible for undertaking the Inspire Development Activities and will use Commercially Reasonable Efforts to perform the Inspire Development Activities in accordance with the Development Timeline. Faes will be responsible for undertaking the Faes Development Activities and will use Commercially Reasonable Efforts to perform the Faes Development Activities in accordance with the Development Timeline. The Joint Project Team will monitor each Party’s respective obligations and progress towards achieving the goals set forth in the Development Plan. Each Party acknowledges and agrees that the drug development process is a process of scientific discovery and as such is inherently unpredictable and delays to the Development Timeline may occur for reasons beyond a Party’s control as Subject Products are developed, and that the drug development process is subject to a high level of governmental regulation and the requirements of the regulatory process of seeking drug approval may result in delays beyond a Party’s control and that such delays or other similar delays beyond a Party’s control, without evidence of some other lack of Commercially Reasonable Efforts, are not a breach of this Section 3.2(b)(i).

(ii) Without limiting Section 3.2(b)(i), Inspire shall be responsible, at Inspire’s sole cost and expense, for conducting all Phase 3 Clinical Trials in the United States on the Compound as necessary to obtain Regulatory Approval in the United States of a Principal Product for the Primary Indication.

(iii) Without limiting Section 3.2(b)(i), Faes shall be responsible, at Faes’s sole cost and expense, for continuing and completing the Definitive QT Study in accordance with current good clinical practices and any comments received from the FDA. Promptly upon completion of the Definitive QT Study, Faes shall report the results thereof to Inspire. Faes shall prepare or cause to be prepared, at its sole cost and expense, a final, audited study report with respect to the Definitive QT Study in compliance with applicable guidelines and suitable for submission to the FDA, and Faes shall provide such report to Inspire within sixty (60) days after completion of such study. Inspire shall have the right to use and refer to the Definitive QT Study solely in connection with Inspire’s permitted activities under this Agreement.

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(c) Joint Project Team.

(i) Within ten (10) days after the Effective Date, the Parties will establish a project team to oversee the Development Program (the “Joint Project Team”). The Joint Project Team will be comprised of equal numbers of representatives of each Party, with each Party appointing four (4) representatives as members of the Joint Project Team. The Joint Project Team may change its size from time to time by mutual consent of its members; provided that each of Inspire and Faes at all times will have one (1) vote on any matter requiring the approval of the Joint Project Team. Each Party may replace its Joint Project Team representatives at any time upon written notice to the other Party. Each Party may, in its reasonable discretion, invite non-member representatives of such Party to attend meetings of the Joint Project Team as appropriate to provide input with respect to matters on the agenda; provided that such non-member representatives agree to comply with the non-use and non-disclosure obligations of Article 7 with respect to all information disclosed or exchanged in such meeting. Non-member representatives will not have the power to vote on matters before the Joint Project Team.

(ii) The Joint Project Team will perform the following functions:

(A) oversee and coordinate the Parties’ activities conducted in connection with the Development Program;

(B) review and approve the Development Plan and any updates and modifications thereto in accordance with Section 3.2(a)(ii);

(C) monitor progress towards achieving goals set forth in the Development Plan;

(D) address and attempt to resolve conflicts or disputes between the Parties that may arise during the course of performing the Development Plan; and

(E) serve as a forum for communication between the Parties for the activities performed pursuant to the Development Plan.

(iii) The Joint Project Team will meet in person (or by having certain representatives of the Parties participate by telephone where necessary) no less frequently than once every six (6) months, unless otherwise agreed by the Parties. The members of the Joint Project Team may also convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate. Meetings of the Joint Project Team that are held in person will alternate between the offices of the Parties, or such other place as the Parties may agree. The members of the Joint Project Team will designate one (1) representative at each meeting to serve as secretary for such meeting, who will promptly prepare and distribute to the Parties

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written minutes summarizing the matters discussed and actions taken, if any, at such meeting. The meeting minutes will be approved by each of Inspire and Faes promptly following the applicable Joint Project Team meeting and will reflect any agreement or disagreement of the Parties with regard to the matters therein. The first meeting of the Joint Project Team will take place at the offices of one of the Parties within thirty (30) days of the Effective Date.

(iv) The Joint Project Team will strive to reach consensus on matters over which it has authority; provided that any proposed amendments or modifications to the Development Plan will be made in accordance with Section 3.2(a)(ii). Subject to the foregoing and except as otherwise provided herein, if, at a meeting of the Joint Project Team, the Joint Project Team is unable to reach consensus on a particular issue, the members of the Joint Project Team will make good faith efforts to resolve such issue over the next thirty (30) days. If after thirty (30) days such effort is unsuccessful, either Party may proceed with the dispute resolution procedures set forth in Section 11.9; provided, however, that Inspire shall have final decision-making authority with respect to the development and commercialization of Principal Products in the Inspire Principal Territory and of Inspire Ophthalmic Products in the Inspire Ophthalmic Territory, and Faes shall have final decision-making authority with respect to the development and commercialization of Faes Non-Ophthalmic Products outside the Inspire Principal Territory and of Faes Licensed Ophthalmic Products in the Faes Ophthalmic Territory, and compliance with the dispute resolution procedures set forth in Section 11.9 will not be required with respect to such matters.

(v) The Joint Project Team will have only such powers as are specifically delegated to it in this Agreement, and will have no power to amend this Agreement or waive a Party’s rights or obligations under this Agreement.

3.3 Commercialization.

(a) Inspire shall be solely responsible, using the efforts required in subsection (b) below, for commercialization of Principal Products in the Inspire Principal Territory and of Inspire Ophthalmic Products in the Inspire Ophthalmic Territory, including without limitation with respect to:

(i) Regulatory Approval;

(ii) sales and marketing;

(iii) advertising, marketing and promotional materials;

(iv) sales representatives and sales force matters;

(v) distribution;

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(vi) regulatory compliance and communications;

(vii) additional required or appropriate clinical studies, such as Phase 4 trials; and

(viii) product inquiries and complaints.

(b) Inspire shall use Commercially Reasonable Efforts to commercialize a Principal Product in the Field in each country in the Inspire Principal Territory and an Inspire Ophthalmic Product in each country in the Inspire Ophthalmic Territory, promptly after obtaining Regulatory Approval for, and such other approvals (including without limitation reimbursement approvals) as are necessary for the marketing of, such Inspire Licensed Product in the applicable country.

(c) Faes shall have the right to recommend to Inspire specific companies that Faes believes would be appropriate as co-promotion or distribution partners for particular Inspire Licensed Products in applicable countries in the Inspire Territory. Inspire shall consider any such recommendations in good faith, and if requested by Faes will discuss such recommendations reasonably with Faes. If Faes and Inspire determine that it would be beneficial to the Parties to seek and enter into an agreement with one or more appropriate, capable co-promotion or distribution partners, such determination to be made reasonably and in good faith, then the Parties shall use Commercially Reasonable Efforts to enter into such agreements. Co-promotion proposals made by Faes or Inspire will not be rejected by the other Party unless such other Party shall have provided a written summary of the reasons that such other Party believes should justify not proceeding with such proposed arrangement, and such reasons are objective and clearly support not proceeding with such arrangement.

3.4 Records and Reports.

(a) Each Party shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall accurately reflect all work done and results achieved in the performance of the Development Program by such Party. All reports and other information provided or made available by a Party under this Section 3.4 shall constitute the Confidential Information of such Party and shall be subject to the provisions of Article 7.

(b) By Inspire. Every six (6) months following the Effective Date, Inspire shall provide Faes a written report summarizing the efforts and accomplishments of Inspire, its Affiliates and its sublicensees during the preceding six (6) month period in developing and commercializing Inspire Licensed Products. Such reports shall include, without limitation, summaries of scientific and clinical data obtained in furtherance of or based on Inspire’s (or its Affiliate’s or sublicensee’s) efforts to develop or commercialize Inspire Licensed Products.

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(c) By Faes. Every six (6) months following the Effective Date, Faes shall provide Inspire a written report summarizing the efforts and accomplishments of Faes, its Affiliates and sublicensees during the preceding six (6) month period in developing and commercializing Faes Licensed Ophthalmic Products. Such reports shall include, without limitation, summaries of scientific and clinical data obtained in furtherance of or based on Faes’s (or its Affiliate’s or sublicensee’s) attempts to develop or commercialize Faes Licensed Ophthalmic Products.

(d) Each Party shall have the right, during normal business hours and upon reasonable prior written notice, to inspect all such records of the other Party referred to in Section 3.4(a), and to obtain copies of such records to the extent reasonably needed by such Party in exercising its rights under this Agreement. Each Party shall maintain such records and the information disclosed therein in confidence in accordance with Article 7. Each Party shall have the right to arrange for its employees involved in the activities contemplated hereunder to visit the offices and laboratories of the other Party and any of its Affiliates, twice per calendar year during normal business hours and upon reasonable prior written notice, to discuss the Development Program work and its results in detail with the technical personnel and consultants of the other Party.

3.5 Inspire Regulatory Matters; Faes Assistance. From and after the Effective Date, the aspects of the Regulatory Dossier with respect to Principal Products in the Field in the Inspire Principal Territory and Inspire Ophthalmic Products in the Ophthalmic Indication in the Inspire Ophthalmic Territory, including without limitation any applicable NDA or foreign equivalents covering such products, shall be owned by Inspire and in Inspire’s name. Without limiting Inspire’s obligations set forth in Section 3.3, Inspire shall have exclusive control over, and authority and responsibility for, the regulatory strategies relating to the development and commercialization of all Principal Products in the Field in the Inspire Principal Territory and Inspire Ophthalmic Products in the Ophthalmic Indication in the Inspire Ophthalmic Territory including, without limitation: (a) the preparation of all documents submitted to Regulatory Authorities and the filing of all submissions relating to Regulatory Approval of Inspire Licensed Products in the applicable countries in the Inspire Territory; and (b) all regulatory actions, communications and meetings with any applicable Regulatory Authority with respect to any Inspire Licensed Product in the applicable countries in the Inspire Territory. Upon the request of Inspire, Faes shall use reasonable efforts to provide to Inspire on a timely basis such information in its possession and control relating to any Inspire Licensed Product as may be required for the foregoing regulatory activities, and otherwise provide reasonable assistance, at Inspire’s expense, to Inspire in complying with all regulatory obligations in the Inspire Territory relating to Inspire Licensed Products, including without limitation, reasonably assisting Inspire in its drafting the NDA or any foreign equivalent for any Inspire Licensed Product or providing reasonable assistance to Inspire relating to safety updates, amendments, annual reports, pharmacovigilance filings, investigator notifications, manufacturing facility inspections and certifications and product approvals. Inspire shall be responsible for interfacing, corresponding and meeting with all Regulatory Authorities in the applicable countries in the Inspire Territory with respect to any Inspire Licensed Product. Except as required by applicable law, Faes shall not communicate directly with the FDA or any other Regulatory Authority in the Inspire Principal Territory relating to any Principal Product or in the Inspire Ophthalmic Territory relating to any Inspire Ophthalmic

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Product, without the prior written consent of Inspire. In furtherance thereof, Faes shall refer all FDA and other Regulatory Authority communications relating to any Inspire Licensed Product to Inspire. Faes shall use reasonable efforts to cooperate with Inspire to provide, at Inspire’s expense, all reasonable assistance reasonably requested by Inspire that are necessary for Inspire to comply with any law applicable to any Inspire Licensed Product, including without limitation reporting of adverse drug experience reports (and serious adverse drug experiences) to Regulatory Authorities in the Inspire Territory.

3.6 Faes Regulatory Matters; Inspire Assistance. From and after the Effective Date, the aspects of the Regulatory Dossier with respect to Faes Non-Ophthalmic Products in the Field intended for Regulatory Approval and sale outside the Inspire Principal Territory and/or to Faes Licensed Ophthalmic Products in the Ophthalmic Indication in the Faes Ophthalmic Territory, including without limitation any applicable foreign equivalent to an NDA covering such products, shall be owned by Faes (or its Affiliate or other licensee) and in such party’s name. Faes shall have exclusive control over, and authority and responsibility for, the regulatory strategies relating to the development and commercialization of Faes Non-Ophthalmic Products in the Field intended for Regulatory Approval and sale outside the Inspire Principal Territory and/or to Faes Licensed Ophthalmic Products in the Ophthalmic Indication in the Faes Ophthalmic Territory including, without limitation: (a) the preparation of all documents submitted to Regulatory Authorities and the filing of all submissions relating to Regulatory Approval of Faes Non-Ophthalmic Products intended for Regulatory Approval and sale outside the Inspire Principal Territory and/or to Faes Licensed Ophthalmic Products in the Ophthalmic Indication in the Faes Ophthalmic Territory; and (b) all regulatory actions, communications and meetings with any applicable Regulatory Authority with respect to Faes Non-Ophthalmic Products in the Field intended for Regulatory Approval and sale outside the Inspire Principal Territory and/or to Faes Licensed Ophthalmic Products in the Ophthalmic Indication in the Faes Ophthalmic Territory. Upon the request of Faes, Inspire shall use reasonable efforts to provide to Faes on a timely basis such information in Inspire’s possession and control relating to any Faes Non-Ophthalmic Product and/or Faes Licensed Ophthalmic Product as may be required for the foregoing regulatory activities, and otherwise provide reasonable assistance, at Faes’ expense, to Faes in complying with all regulatory obligations in such countries relating to Faes Non-Ophthalmic Products in the Field intended for Regulatory Approval and sale outside the Inspire Principal Territory and/or to Faes Licensed Ophthalmic Products in the Ophthalmic Indication in the Faes Ophthalmic Territory, including without limitation, reasonably assisting Faes in its drafting any application or registration for Regulatory Approval for any Faes Non-Ophthalmic Product or Faes Licensed Ophthalmic Product, or providing reasonable assistance to Faes relating to safety updates, amendments, annual reports, pharmacovigilance filings, investigator notifications, manufacturing facility inspections and certifications and product approvals. Faes shall be responsible for interfacing, corresponding and meeting with all Regulatory Authorities in the applicable countries with respect to Faes Non-Ophthalmic Products in the Field intended for Regulatory Approval and sale outside the Inspire Principal Territory and/or to Faes Licensed Ophthalmic Products in the Ophthalmic Indication in the Faes Ophthalmic Territory. Except as required by applicable law, Inspire shall not communicate directly with any applicable Regulatory Authority relating to any Faes Non-Ophthalmic Product and/or Faes Licensed Ophthalmic Products, without the prior written consent of Faes. In furtherance thereof, Inspire shall refer to Faes all Regulatory Authority communications relating to Faes Non-Ophthalmic Products in the Field intended for Regulatory

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Approval and sale outside the Inspire Principal Territory and/or to Faes Licensed Ophthalmic Products in the Ophthalmic Indication in the Faes Ophthalmic Territory. Inspire shall use reasonable efforts to cooperate with Faes to provide, at Faes’ expense, all reasonable assistance reasonably requested by Faes that are necessary for Faes to comply with any law applicable to any Faes Non-Ophthalmic Product or Faes Licensed Ophthalmic Product, including reporting of adverse drug experience reports (and serious adverse drug experiences) to Regulatory Authorities in the applicable countries.

3.7 Adverse Event Reporting.

(a) Each Party shall, and shall require its respective Affiliates to:

(i) to the extent permissible under time constraints and reporting requirements, provide to the other Party in advance of initial or periodic submission to Regulatory Authorities any and all adverse event reports and Serious Adverse Drug Experience reports from clinical trials and commercial experiences with respect to the Compound and each Subject Product;

(ii) provide such adverse event reports and Serious Adverse Drug Experience reports to the other Party contemporaneously with the provision of such reports to the applicable Regulatory Authority; and

(iii) adhere to all requirements of applicable laws, rules and regulations that relate to the reporting and investigation of adverse events and Serious Adverse Drug Experiences and keep the other Party informed of such events.

(b) If a Party contracts with a Third Party for research to be performed by such Third Party on any of the Subject Products, that Party shall require such Third Party to report to the contracting Party the information set forth above.

ARTICLE 4

INITIAL PAYMENT AND MILESTONE PAYMENTS

4.1 Initial Payment. Within ten (10) Business Days after the Effective Date, Inspire shall pay Faes Seven Million U.S. Dollars ($7,000,000), by wire transfer, to the credit of such bank account as designated by Faes in writing, such sum shall be non-creditable and non-refundable.

4.2 Milestone Payments. Inspire shall pay the following non-creditable and non-refundable milestone payments (the “Milestone Payments”) within thirty (30) calendar days following the first occurrence of the specified event:

(a) Acceptable QT Study Results. Eight Million U.S. Dollars ($8,000,000) upon Faes providing to Inspire the final report of the completed Definitive QT Study and the results of such Definitive QT Study being acceptable to Inspire pursuant to the guidelines set forth in

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Schedule 4.2(a), such determination to be made by Inspire by the date thirty (30) days after Faes provides such report (the “QT Milestone Due Date”).

If Inspire does not pay the milestone payment under this Section 4.2(a) by the QT Milestone Due Date, then Inspire may proceed under the terms of Section 9.8(a), and Faes may proceed under the terms of Section 9.8(b).

(b) United States Phase 3 Clinical Trial Results. Two Million U.S. Dollars ($2,000,000) upon completion of the first Phase 3 Clinical Trial of a Principal Product comprising an oral tablet formulation for the Primary Indication conducted by or on behalf of Inspire in the United States in which the Principal Product’s results are significantly better than the results for placebo in such Phase 3 Clinical Trial.

[CONFIDENTIAL]

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For purposes of clarification, each of the foregoing Milestone Payments shall be made only once and upon the first occurrence of each milestone, regardless of the number of Inspire Licensed Products or occurrences of each milestone for Inspire Licensed Products.

ARTICLE 5

ROYALTIES

5.1 Inspire Royalty Payments. Inspire shall pay to Faes the following royalties in accordance with this Article 5 (“Inspire Royalties”) based on Net Sales of each Inspire Licensed Product in the Field in the Inspire Territory, as follows:

(a) For Net Sales of Principal Rx Products, the following percentages of Net Sales:

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(i) For Net Sales of such Principal Rx Products[C.I.] in a calendar year, fourteen percent (14%) of such Net Sales; and

(ii) For Net Sales of such Principal Rx Products [C.I.] in a calendar year, sixteen percent (16%) of such Net Sales.

(b) For Net Sales of Inspire Ophthalmic Rx Products, ten percent (10%) of such Net Sales.

(c) For Net Sales of Principal OTC Products, five percent (5%) of such Net Sales.

(d) For Net Sales of Inspire Ophthalmic OTC Products, three and one half percent (3.5%) of such Net Sales.

The obligation to pay Inspire Royalties under this Article 5 shall be imposed only once (i) with respect to any sale of the same unit of any Inspire Licensed Product, and (ii) with respect to a single unit of any Inspire Licensed Product.

5.2 Faes Royalty Payments. Faes shall pay to Inspire the following royalties in accordance with this Article 5 (“Faes Royalties”) based on Net Sales of each Faes Licensed Ophthalmic Product in the Field in the Faes Ophthalmic Territory, as follows:

(a) For Net Sales of Faes Ophthalmic Rx Products, ten percent (10%) of such Net Sales.

(b) For Net Sales of Faes Ophthalmic OTC Products, three and one half percent (3.5%) of such Net Sales.

The obligation to pay Faes Royalties under this Article 5 shall be imposed only once (i) with respect to any sale of the same unit of any Faes Licensed Ophthalmic Product, and (ii) with respect to a single unit of any Faes Licensed Ophthalmic Product.

5.3 Royalty Terms.

(a) Inspire Royalties. The Inspire Royalties set forth in Section 5.1 shall be payable for the applicable following period as to each particular Inspire Licensed Product sold in a particular country (such period, the “Inspire Royalty Term” as to the particular Inspire Licensed Product sold in the particular country):

(i) for each particular Principal Rx Product, on Subject Product-by-Subject Product and a country-by-country basis, for so long as there exists in the particular country of sale a Valid Claim within the Faes Technology covering such Principal Rx Product or its manufacture or use;

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(ii) for each particular Inspire Ophthalmic Rx Product, on a Subject Product-by-Subject Product and a country-by-country basis, until the tenth (10th anniversary of the First Commercial Sale by Inspire, any of its Affiliates or any of its sublicensees of such Inspire Ophthalmic Rx Product in the particular country of sale, or, if longer, for so long as there exists in the particular country of sale a Valid Claim within the Faes Technology covering such Inspire Ophthalmic Rx Product or its manufacture or use; and

(iii) for each Inspire OTC Product, on a Subject Product-by-Subject Product basis and a country-by-country basis, until the tenth (10th) anniversary of the First Commercial Sale (after the OTC Switch) by Inspire, any of its Affiliates or any of its sublicensees of such Inspire OTC Product in the particular country of sale.

For the avoidance of doubt, Inspire shall have no obligation to pay any Inspire Royalties for a particular Inspire Licensed Product in a particular country under Section 5.1 above upon the expiration of the period in this Section 5.3(a) stated to be applicable to such Inspire Licensed Product in such country.

(b) Faes Royalties. The Faes Royalties set forth in Section 5.2 shall be payable as to each particular Faes Licensed Ophthalmic Product sold in a particular country, on a Subject Product-by-Subject Product basis and a country-by-country basis, until the tenth (10th) anniversary of the First Commercial Sale by Faes, any of its Affiliates or any of its sublicensees of such Faes Licensed Ophthalmic Product (such period, the “Faes Royalty Term” as to the particular Faes Licensed Ophthalmic Product sold in the particular country). For the avoidance of doubt, Faes shall have no obligation to pay any Faes Royalties for a particular Faes Licensed Ophthalmic Product in a particular country under Section 5.2 above upon the expiration of the period in this Section 5.3(b) stated to be applicable to such Faes Licensed Ophthalmic Product in such country.

5.4	Minimum Royalties.

(a) For each one year Minimum Royalty Period commencing on the Minimum Royalty Date and on each one year anniversary of such date, Inspire shall pay to Faes royalties in at least the amount of minimum royalties applicable to such one year period, as provided in this Section 5.4. On the date that is forty-five (45) days after the end of a particular Minimum Royalty Period, Inspire shall determine the total amounts of royalties accrued and payable for such Minimum Royalty Period under Section 5.1. If such total amount of royalties accrued is less than the minimum royalty amount owed for such Minimum Royalty Period as set forth in Schedule 5.4, then, in addition to the royalty payment Inspire shall make for the calendar quarter that just ended at the end of such Minimum Royalty Period, Inspire shall also pay Faes an amount equal to the difference between the such minimum royalty amount owed and such total amount of royalties accrued for such Minimum Royalty Period.

(b) Promptly after completion of a particular calendar year in which a Minimum Royalty Period ended, Inspire may conduct and complete a formal internal financial audit

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with respect to the total amounts of royalties accrued and payable under Section 5.1 for such Minimum Royalty Period. If such audit (combined with the applicable portions of an audit performed for the prior calendar year) shows that the total amount of royalties actually owed and paid to Faes, under Section 5.1, for such Minimum Royalty Period is different from the amount used in Section 5.4(a) above in calculating the amount (if any) that must be paid to Faes to meet the minimum royalty amount owed for such Minimum Royalty Period, then Inspire may provide to Faes a complete copy of the applicable portions of the written record of such audit that demonstrate such difference, and the consequential difference (if any) in the amount of the payment (if any) that Inspire should have made under Section 5.4(a) above for such Minimum Royalty Period in order to meet the minimum royalty amount owed for such Minimum Royalty Period (such difference, the “Reconciliation Amount”). If such audit, as reflected in the written record provided to Faes, demonstrates that there is a Reconciliation Amount that must be paid by one Party to the other, in order to make the payment made under Section 5.4(a) for the applicable Minimum Royalty Period accurate, then the applicable Party shall pay to the other Party such Reconciliation Amount shown to be owing by the audit, within thirty (30) days of Inspire providing such audit to Faes.

(c) Notwithstanding the foregoing, Inspire shall only be required to pay minimum royalties under this Section 5.4 during the period commencing on the Minimum Royalty Date and continuing for so long as there exists a Valid Claim within the Faes Technology covering a Principal Rx Product or its manufacture or use in the Inspire Principal Territory. If Inspire’s obligation to pay minimum royalties under this Section 5.4 expires pursuant to the previous sentence, or if this Agreement expires or is terminated, during any particular Minimum Royalty Period, then the minimum royalty amount owed for such Minimum Royalty Period shall be calculated within sixty (60) days of such expiration or termination and shall be based on a pro-rated amount (using a straight-line pro ration based on the number of days in such Minimum Royalty Period through the date of such expiration or termination) of the required minimum royalties owed for such Minimum Royalty Period under Schedule 5.4.

5.5 Reports and Payments. Each Party shall deliver to the other Party, within forty-five (45) days after the end of each calendar quarter, a report setting forth for such calendar quarter the following information for each Inspire Licensed Product (in the case of Inspire) or each Faes Licensed Ophthalmic Product (in the case of Faes): (i) Net Sales of such Subject Product by such Party, any of its Affiliates or any of its sublicensees on a country-by-country basis; (ii) the Inspire Royalties or Faes Royalties (as the case may be) due to the other Party in respect of such Net Sales; and (iii) the exchange rates used in calculating any of the foregoing. The total Inspire Royalties or Faes Royalties (as the case may be) due in respect of Net Sales of Subject Products during such calendar quarter shall be remitted at the time such report is made. All payments to be made by each Party under this Agreement shall be made by wire transfer of immediately available funds to a bank account as specified in writing by the other Party.

5.6 Taxes and Withholding. Any payments made by a Party to the other Party under this Agreement may be reduced by the amount of any taxes required to be paid or withheld with respect to such payments pursuant to any applicable law, including, but not limited to, United States

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federal, state or local tax law (“Withholding Taxes”). Any such Withholding Taxes required by law to be paid or withheld shall be an expense of, and borne solely by, the Party receiving the payment on which the Withholding Taxes are levied. Each Party, as applicable, shall submit to the other Party reasonable proof of payment of the Withholding Taxes, together with an accounting of the calculations of such taxes, within thirty (30) days after such Withholding Taxes are remitted to the proper authority. The Parties will cooperate reasonably in completing and filing documents required under the provisions of any applicable tax laws or under any other applicable law in connection with the making of any required tax payment or withholding payment, or in connection with any claim to a refund of or credit for any such payment.

5.7 Currency Exchange; Manner and Place of Payment. All payments hereunder shall be payable in U.S. Dollars. Inspire Royalties and Faes Royalties (as the case may be) shall be calculated based on Net Sales in each country’s currency in which Net Sales have occurred, and shall be converted (as applicable) to U.S. Dollars as follows. With respect to each calendar quarter, whenever conversion of payments from any foreign currency shall be required, such conversion shall be made using the arithmetic average of the spot rates on the last Business Day of each month of the calendar quarter in which Net Sales occurred. The spot rates published from time to time in the Wall Street Journal, or any other publication as agreed by the Parties, shall be used as the source of spot rates to calculate the average as defined in the preceding sentence. All payments shall be made by wire transfer in U.S. Dollars to the credit of such bank account as shall be designated at least ten (10) Business Days in advance by each Party in writing to the other Party.

5.8 Maintenance of Records; Audit. For a period of three (3) years from the end of the calendar quarter in which the particular sale occurred, each Party shall maintain, and shall require its respective Affiliates and sublicensees to maintain, complete and accurate books and records in connection with the sale of Subject Products hereunder by such Party, its Affiliates and sublicensees, as necessary to allow the accurate calculation consistent with GAAP of the Inspire Royalties due to Faes or the Faes Royalties due to Inspire (as the case may be), including any records required to calculate any royalty adjustments hereunder. Once per calendar year, each Party shall have the right to engage an independent accounting firm reasonably acceptable to the other Party, which shall have the right to examine in confidence the relevant records of the other Party as may be reasonably necessary to determine or verify the amount of royalty payments due hereunder. Such examination shall be conducted, and each such Party shall make its records available, during normal business hours, after at least fifteen (15) Business Days prior written notice to the Party to be audited, as applicable, and shall take place at the facility(ies) where such records are maintained. Each such examination shall be limited to pertinent books and records for any year ending not more than twenty-four (24) months prior to the date of request; provided that a Party shall not be permitted to audit the same period of time more than once. Before permitting such independent accounting firm to have access to such books and records, the Party to be audited may require such independent accounting firm and its personnel involved in such audit, to sign a confidentiality agreement (in form and substance reasonably acceptable to such Party) as to any confidential information which is to be provided to such accounting firm or to which such accounting firm will have access, while conducting the audit under this paragraph. The independent accounting firm will prepare and provide to each Party a written report stating whether the royalty reports submitted and royalties paid are correct or incorrect and the details

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concerning any discrepancies. Such accounting firm may not reveal to the auditing Party any information learned in the course of such audit other than the amount of any such discrepancies. The auditing Party agrees to hold in strict confidence all information disclosed to it by such accounting firm, except to the extent necessary for the auditing Party to enforce its rights under this Agreement or to the extent disclosure is required by law. In the event there was an underpayment by the audited Party of amounts owed under this Agreement, the audited Party shall promptly (but in no event later than thirty (30) days after the audited Party’s receipt of the independent auditor’s report so correctly concluding) make payment to the auditing Party of any shortfall together with interest as required under Section 5.9. In the event that there was an overpayment by the audited Party hereunder, the auditing Party shall promptly (but in no event later than thirty (30) days after the auditing Party’s receipt of the independent auditor’s report so correctly concluding) refund to the audited Party or credit to future royalties, at the audited Party’s election, the excess amount together with interest as required under Section 5.9. The auditing Party shall bear the full cost of such audit unless such audit discloses an underreporting by the audited Party of more than five percent (5%) of the aggregate amount of royalties in any twelve (12) month period, in which case, the audited Party shall bear the full cost of such audit.

5.9 Interest on Late Payments. In the event that any payment due hereunder is not made when due, each such payment shall accrue interest from the date due at the Rate of Interest per annum, calculated on the basis of a three hundred sixty five (365) day year, the interest period commencing on the due date and ending on the date payment is actually made.

5.10 Reductions.

(a) If Inspire, in its good faith judgment, determines that it is commercially necessary to obtain license rights in any country in the Inspire Territory from a Third Party (a “Third Party License”) under Patent Rights owned or controlled by such Third Party that claim or cover the Compound or its manufacture or use in such country and are required to develop, make, have made, use, commercialize, offer for sale, sell, and import a particular Inspire Licensed Product in the Field (“Third Party Patent Rights”), then if Inspire enters into such Third Party License, Inspire may:

(i) reduce the Inspire Royalties owed to Faes based on sales, in such country where such Third Party License grants Inspire license rights under the applicable Third Party Patent Rights, of an Inspire Licensed Product covered by such Third Party License by an amount equal to [C.I.] of the amounts of royalties Inspire pays to such Third Party based on such sales of such Inspire Licensed Product under such Third Party License during the applicable royalty period, but provided however that such reduction shall not reduce such Inspire Royalties owed to Faes based on such sales of the Inspire Licensed Product in such country (in the applicable royalty period) by more than [C.I.] of the amounts otherwise owed by Inspire as a result of application of this Section 5.10(a)(i).

(b) The Inspire Royalties payable by Inspire with respect to any particular Inspire Licensed Product in any particular country in the Inspire Territory pursuant to this Article 5 during a particular royalty period may be reduced by the following percentages effective

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during and after the calendar quarter when Generic Competition occurs at the following sales levels with respect to such Inspire Licensed Product in such country: Where the sales of the Generic Equivalent, as to such Inspire Licensed Product, during a calendar quarter are equal to or greater than either (w) [C.I.] of total sales of such Inspire Licensed Product sold in such country, expressed in units, or (x) [C.I.] of the total sales of such Inspire Licensed Product in such country, expressed in local currency, then the Inspire Royalties with respect to such particular Inspire Licensed Product shall be reduced, subject to the last sentence of this subsection (b), by [C.I.] of the amounts otherwise owed in such country. Where the sales of a Generic Equivalent, as to such Inspire Licensed Product, during a calendar quarter are equal to or greater than either (y) [C.I.] of total sales of such Inspire Licensed Product sold in such country, expressed in units, or (z) [C.I.] of the total sales of such Inspire Licensed Product in such country, expressed in local currency, then the Inspire Royalties with respect to such particular Inspire Licensed Product shall be reduced, subject to the last sentence of this subsection (b), by [C.I.] in such country (or such lesser percentage as applicable to comply with the last sentence of this subsection 5.10(b)). If such Generic Competition no longer continues at the specific sales levels required under subsection (w) or (x) above (as applicable), then, beginning with the first calendar quarter after such Generic Competition does not exist at such sales levels, the reduction of Inspire Royalties under the above subsection 5.10(b)(w) or (x) (as applicable) with respect to such particular Inspire Licensed Product shall no longer apply, and any reduction of Inspire Royalties (if any) under the above terms shall be limited to the reduction applicable under the above terms to such lower sales levels, if any, in such country until such time as Generic Competition may again exist at such sales levels with respect to such Inspire Licensed Product in such country. Notwithstanding the foregoing, in no event shall the Inspire Royalties payable by Inspire to Faes hereunder with regards to a particular Inspire Licensed Product be reduced to an amount that is below [C.I.] of applicable Net Sales in the applicable country as a result of application of this Section 5.10(b).

(c) The Faes Royalties payable by Faes with respect to any particular Faes Licensed Ophthalmic Product in any particular country in the Faes Ophthalmic Territory pursuant to this Article 5 during a particular royalty period may be reduced by the following percentages effective during and after the calendar quarter when Generic Competition occurs at the following sales levels with respect to such Faes Licensed Ophthalmic Product in such country: Where the sales of the Generic Equivalent, as to such Faes Licensed Ophthalmic Product, during a calendar quarter are equal to or greater than either (w) [C.I.] of total sales of such Faes Licensed Ophthalmic Product sold in such country, expressed in units, or (x) [C.I.] of the total sales of such Faes Licensed Ophthalmic Product in such country, expressed in local currency, then the Faes Royalties with respect to such particular Faes Licensed Ophthalmic Product shall be reduced, subject to the last sentence of this subsection (c), by [C.I.] of the amounts otherwise owed in such country. Where the sales of a Generic Equivalent, as to such Faes Licensed Ophthalmic Product, during a calendar quarter are equal to or greater than either (y) [C.I.] of total sales of such

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Faes Licensed Ophthalmic Product sold in such country, expressed in units, or (z) [C.I.] of the total sales of such Faes Licensed Ophthalmic Product in such country, expressed in local currency, then the Faes Royalties with respect to such particular Faes Licensed Ophthalmic Product shall be reduced, subject to the last sentence of this subsection (c), by [C.I.] in such country (or such lesser percentage as applicable to comply with the last sentence of this subsection 5.10(c)). If such Generic Competition no longer continues at the specific sales levels required under subsection (w) or (x) above (as applicable), then, beginning with the first calendar quarter after such Generic Competition does not exist at such sales levels, the reduction of Faes Royalties under the above subsection 5.10(c)(w) or (x) (as applicable) with respect to such particular Inspire Licensed Product shall no longer apply, and any reduction of Inspire Royalties (if any) under the above terms shall be limited to the reduction applicable under the above terms to such lower sales levels, if any, in such country until such time as Generic Competition may again exist at such sales levels with respect to such Inspire Licensed Product in such country. Notwithstanding the foregoing, in no event shall the Faes Royalties payable by Faes to Inspire hereunder with regards to a particular Faes Licensed Ophthalmic Product be reduced to an amount that is below [C.I.] of applicable Net Sales in the applicable country as a result of application of this Section 5.10(c).

(d) The Parties anticipate that Inspire, its Affiliates or its sublicensees may sell a Combination Licensed Product during the Inspire Royalty Term. In such event, the Parties shall determine Net Sales for the purpose of calculating royalty payments due on such Combination Licensed Product in a manner to be mutually agreed in good faith by the Parties based on the relative value contributed by each active ingredient of such Combination Licensed Product, such agreement not to be unreasonably withheld.

(e) If Inspire reasonably and in good faith believes that a lower royalty rate or minimum royalty amount is required in order to permit Inspire to commercialize the Inspire Licensed Products in a country in the Inspire Territory with a reasonable profit, Inspire may notify Faes of such belief and the basis therefor and, if such notification is made, the Parties shall meet as promptly as practicable to discuss in good faith whether a reduction to the royalty rate or minimum royalty amount for such Inspire Licensed Product in such country is appropriate, provided that nothing shall require Faes to agree to such a reduction.

ARTICLE 6

REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as of the Effective Date that:

(a) such Party is a corporation or entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to execute and deliver this Agreement and to carry out the provisions hereof;

(b) such Party is duly authorized, by all requisite corporate action, to execute and deliver this Agreement and to carry out the provisions hereof, and the Person executing this

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Agreement on behalf of such Party is duly authorized to do so by all requisite corporate action;

(c) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Party in connection with the valid execution, delivery and performance of this Agreement, except where the failure to obtain any of the foregoing would not have a material adverse impact on the ability of such Party to meet its obligations hereunder;

(d) this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms; and

(e) the execution, delivery and performance by it of this Agreement and its compliance with the terms and provisions of this Agreement does not and will not conflict with or result in a breach of any of the terms or provisions of (i) any other contractual or other obligations of such Party, (ii) the provisions of its charter, operating documents or bylaws, or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which it or any of its property is bound except where such breach or conflict would not have a material adverse impact on the Party’s ability to meet its obligations hereunder.

6.2 Additional Faes Representations and Warranties. Faes additionally represents and warrants to Inspire as of the Effective Date that:

(a) Faes has the full right, power and authority to grant, and is not prohibited by the terms of any agreement to which it is a party from granting, the licenses granted to Inspire under Article 2 hereof. Faes has not previously granted to any Third Party any rights under the Faes Technology that are in conflict with license rights granted to Inspire under this Agreement;

(b) Faes is the exclusive owner or licensee of all right, title and interest in the Faes Licensed Patents as set forth in Schedule 1.20, which is a complete and accurate list of all patents and patent applications included in the Faes Licensed Patents as of the Effective Date. Faes has no Knowledge that the issued claims in the patents included in the Faes Licensed Patents are invalid and/or unenforceable. The patent applications included in the Faes Licensed Patents have been duly filed;

(c) the patents and patent applications listed on Schedule 1.20 are the only Patent Rights Controlled by Faes and its Affiliates that claim or cover the Compound or its manufacture or use in the Field;

(d) Faes has obtained the assignment or exclusive licenses of all interests and all rights of any and all Third Parties (including but not limited to employees) with respect to the Faes Know-How. Faes has taken reasonable measures to protect the confidentiality of the Faes Know-How;

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(e) there are no pending claims, judgments or settlements against or owed by Faes pending with respect to any of the Faes Technology, and Faes has not received written notice of any threatened claims or litigation seeking to invalidate the Faes Licensed Patents;

(f) there are no investigations, inquiries, actions or other proceedings pending before or, to Faes’ Knowledge, threatened by any Regulatory Authority or other government agency with respect to the Compound, and Faes has not received written notice threatening any such investigation, inquiry, action or other proceeding;

(g) Faes has no Knowledge that the manufacture, use or sale of the Compound by Inspire as contemplated by this Agreement will infringe upon any Third Party’s patents or will constitute a misappropriation of a Third Party’s trade secrets or other intellectual property rights; neither Faes nor its Affiliates and, to Faes’ Knowledge, its Third Party contractors, have received any notice in writing, or otherwise have Knowledge of any facts, which have led Faes to believe that the manufacture, use or sale of the Compound infringes any rights of a Third Party;

(h) Faes has no Knowledge that any Third Party is infringing any of the Faes Licensed Patents or misappropriating or using Faes Know-How in derogation of the rights granted to Inspire in this Agreement;

(i) Faes has no Knowledge that the development, testing, manufacture, labeling, storage, and distribution, of the Compound have not been conducted by Faes, its Affiliates, and/or its Third Party contractors in compliance in all material respects with all applicable laws, rules and regulations, including with respect to investigational use, good clinical practices, good laboratory practices, good manufacturing practices, record keeping, security and filing of reports; and, as of the Effective Date, neither Faes nor its Affiliates, nor (to Faes’ Knowledge) its Third Party contractors, have received any notice in writing, or otherwise have Knowledge of any facts, which have led Faes to believe that any of the regulatory submissions of Faes or its Affiliate relating to the Compound are not currently in good standing with the FDA;

(j) Faes has no Knowledge that there are any facts that indicate the existence of any material side effect, toxicity effect, carcinogenicity effect, adverse effect or any instances of deleterious physical effects or reactions resulting from, or alleged to result from, the Compound, which are not identified in the Faes Know-How delivered to Inspire, or which has not been otherwise disclosed to Inspire by Faes;

(k) Faes has no Knowledge that any of the written statements and other writings furnished by Faes pursuant to or in connection with this Agreement or the transactions contemplated hereby is inaccurate, incomplete or untruthful; and

(l) Faes has no Knowledge that there are any metabolites of the Compound, and Faes is not directly or indirectly conducting, and has no current plans to conduct, any research or

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development on any compound that Faes knows to be an analog or derivative of the Compound.

6.3 Additional Inspire Representations, Warranties and Covenants. Inspire additionally represents, warrants and covenants to Faes as of the Effective Date that: (a) Inspire has the full right, power and authority to grant, and is not prohibited by the terms of any agreement to which it is a party from granting, the licenses granted to Faes under Article 2 hereof; (b) Inspire has not previously granted to any Third Party any rights under the Inspire Technology that are in conflict with the license rights granted to Faes under this Agreement; and (c) Inspire has no Knowledge that any of the written statements and other writings furnished by Inspire pursuant to or in connection with this Agreement or the transactions contemplated hereby is inaccurate, incomplete or untruthful.

6.4 Additional Covenants.

(a) Faes covenants that it will not grant to any Third Party any rights under the Faes Technology that are in conflict with license rights granted to Inspire under this Agreement.

(b) Each Party covenants to the other that it shall comply in all material respects with all laws, rules and regulations applicable to its performance under this Agreement.

(c) During the Term, Faes shall promptly notify Inspire in writing upon learning of any actual or threatened investigation, inquiry, action or proceeding by any Regulatory Authority or other government agency with respect to the Compound.

(d) During the Term, Faes shall promptly notify Inspire in writing upon learning of any actual claim, judgment or settlement against or owed by Faes with respect to any of the Faes Technology, or of any threatened claims or litigation seeking to invalidate the Faes Licensed Patents.

(e) Faes shall promptly notify Inspire upon learning that the manufacture, use or sale of the Compound or the practice of any of the inventions included in the Faes Licensed Patents or the use of the Faes Know-How may infringe any Patent Rights or other intellectual property rights of a Third Party.

(f) Inspire shall not grant to any Third Party any rights under the Inspire Technology that are in conflict with the license rights granted to Faes under this Agreement.

6.5 No Debarment. Neither Party shall employ, contract with, or retain any person directly or indirectly to perform any development work under this Agreement if such a person is under investigation by the FDA for debarment or is presently debarred by the FDA pursuant to 21 U.S.C. § 335a. In addition, each Party represents and warrants to the other Party that it has not engaged in any conduct or activity which could lead to debarment actions. If during the term of this Agreement a Party or any person employed or retained by it to perform development work under this Agreement (i) comes under investigation by the FDA for a debarment action, (ii) is debarred,

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or (iii) engages in any conduct or activity that could lead to a debarment action, such Party shall immediately notify the other Party of same.

ARTICLE 7

CONFIDENTIALITY, PUBLICATION AND PUBLIC ANNOUNCEMENTS

7.1 Confidentiality. The Parties agree that during the Term, and for a period of five (5) years after this Agreement expires or terminates, a Party receiving Confidential Information of the other Party shall (i) maintain in confidence such Confidential Information to the same extent such Party maintains its own proprietary information of similar kind and value (but at a minimum each Party shall use commercially reasonable efforts to maintain Confidential Information in confidence); (ii) not disclose such Confidential Information to any Third Party without prior written consent of the Disclosing Party, except for disclosures to its sublicensees and commercial partners for Subject Products who agree to be bound by obligations of non-disclosure and non-use at least as stringent as those contained in this Article 7; and (iii) not use such Confidential Information for any purpose except those purposes permitted by this Agreement.

7.2 Authorized Disclosure. Notwithstanding any other provision of this Agreement, the Receiving Party may disclose Confidential Information of the Disclosing Party to a Third Party: (i) to the extent and to the Persons as required by an applicable law, rule, regulation, legal process or court order, or an applicable disclosure requirement of any Regulatory Authority, the U.S. Securities and Exchange Commission (“SEC”), the Nasdaq market or any other securities exchange or market; or (ii) to the extent necessary to exercise the rights granted to or retained by the Receiving Party under this Agreement in filing or prosecuting patent applications, prosecuting or defending litigation or otherwise establishing rights or enforcing obligations under this Agreement, or conducting clinical trials or seeking Regulatory Approval with respect to Subject Products; provided, however, that the Receiving Party shall first have given prompt notice to the Disclosing Party to enable the Disclosing Party to seek any available exemptions from or limitations on any applicable disclosure requirement and shall reasonably cooperate in such efforts by the Disclosing Party.

7.3 Scientific Publications. Prior to making any formal scientific publication relating to Subject Products (a “Scientific Publication”), each Party (the “Publishing Party”) agrees to provide the other Party (the “Reviewing Party”) the opportunity to review: (a) any proposed Scientific Publication comprising a formal scientific paper for publication in any peer reviewed journal at least fifty (50) days prior to its intended publication, and (b) any proposed Scientific Publication comprising a formal scientific abstract or poster at least fourteen (14) days prior to its intended publication. The Reviewing Party shall have the right (i) to propose in good faith modification to the Scientific Publication for patent or other reasons, which modification the Publishing Party shall reasonably consider; (ii) to request in good faith a delay (for a reasonable period not to exceed 60 days) in the Scientific Publication in order to protect patentable information; and (iii) to require the Publishing Party to remove from the Scientific Publication the Reviewing Party’s Confidential Information. If the Reviewing Party requests a delay pursuant to clause (ii) of the preceding sentence, the Publishing Party shall delay the Scientific Publication for a period of forty-five (45) days from such request to enable patent applications to be filed

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protecting each Party’s rights in such information. Upon the expiration of the applicable fifty (50) day period or fourteen (14) day period specified above in this Section 7.3, the Publishing Party shall be free to proceed with the Scientific Publication as transmitted to the Reviewing Party, except to the extent that the Reviewing Party has exercised its rights under clause (ii) or (iii) of the second preceding sentence.

7.4 Public Announcements. The Parties agree that the existence of and the material terms of this Agreement shall be considered Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth below in this Section 7.4 (in lieu of the authorized disclosure provisions set forth in Section 7.2, to the extent of any conflict) and without limiting the generality of the definition of Confidential Information set forth in Section 1.9. The Parties will mutually agree the text of a press release announcing the execution of this Agreement. Thereafter, if either Party desires to make a public announcement concerning this Agreement or the terms hereof, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval, such approval not to be unreasonably withheld. A Party shall not be required to seek the permission of the other Party to repeat any information as to the existence and terms of this Agreement that has already been publicly disclosed by such Party in accordance with the foregoing or by the other Party. Either Party may disclose the terms of this Agreement to such Party’s existing investors, directors and professional advisors and to potential investors, acquirors or merger partners and their professional advisors who are bound by written or professional obligations of non-disclosure and non-use that are at least as stringent as those contained in this Article 7 or are customary for such purpose. The Parties acknowledge that Inspire may be obligated to file a copy of this Agreement with the SEC with its next quarterly report on Form 10-Q, annual report on Form 10-K or current report on Form 8-K or with any registration statement filed with the SEC pursuant to the Securities Act of 1933, as amended, and that Faes may be obligated to file a copy of this Agreement with applicable securities exchanges, and Inspire and Faes shall be entitled to make such filings, provided that the filing Party requests (to the extent legally permitted) confidential treatment of the terms hereof for which confidential treatment is customarily sought, to the extent such confidential treatment is reasonably available to such Party under the circumstances then prevailing. In the event of any such filing, the filing Party will provide the other Party with an advance copy of the Agreement marked to show provisions for which the filing Party intends to seek confidential treatment (to the extent legally available in the applicable jurisdiction) and shall reasonably consider the other Party’s timely comments thereon.

7.5 Unauthorized Use. If either Party becomes aware or has knowledge of any unauthorized use or disclosure of the other Party’s Confidential Information, it shall promptly notify the other Party of such unauthorized use or disclosure.

7.6 Return of Confidential Information. Upon termination of this Agreement, subject to the royalty-free license described in Section 2.1(c), the Receiving Party shall promptly return all of the Disclosing Party’s Confidential Information, including all reproductions and copies thereof in any medium, except that the Receiving Party may retain one copy for its legal files.

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ARTICLE 8

INDEMNIFICATION

8.1 Inspire. Inspire shall indemnify, defend and hold harmless Faes and its Affiliates and their respective directors, officers, employees and agents (the “Faes Indemnitees”) from and against any and all losses, costs, damages, liabilities fees or expenses (including reasonable attorney’s fees and expenses) (“Losses”) incurred in connection with or arising out of any Third Party claim, suit, action or proceeding (a “Third Party Claim”) against any Faes Indemnitees in the Inspire Territory to the extent resulting from (i) the breach by Inspire of any of its representations, warranties, covenants or obligations pursuant to this Agreement, (ii) any negligence or willful misconduct of Inspire or its Affiliate or sublicensee in the exercise of any of rights granted by Faes or the performance of any of Inspire’s obligations under this Agreement, or (iii) the development, manufacture, sale, promotion, marketing or use of Inspire Licensed Products in the Inspire Territory by Inspire or its Affiliates or sublicensees.

8.2 Faes. Faes shall indemnify, defend and hold harmless Inspire and its Affiliates and their respective directors, officers, employees and agents (the “Inspire Indemnitees”) from and against any and all Losses incurred in connection with or arising out of any Third Party Claim against any Inspire Indemnitees to the extent resulting from (i) the breach by Faes of any of its representations, warranties, covenants or obligations pursuant to this Agreement, (ii) any negligence or willful misconduct of Faes or its Affiliate or sublicensee in the exercise of any of its rights or the performance of any of its obligations under this Agreement, or (iii) the development, manufacture, sale, promotion, marketing or use of the Compound, Faes Non-Ophthalmic Products or Faes Licensed Ophthalmic Products by Faes or its Affiliates or sublicensees.

8.3 Indemnification Procedures.

(a) In the case of a Third Party Claim made by any Person who is not a Party to this Agreement (or an Affiliate thereof) as to which a Party (the “Indemnitor”) may be obligated to provide indemnification pursuant to this Agreement, such Party seeking indemnification hereunder (“Indemnitee”) will notify the Indemnitor in writing of the Third Party Claim (and specifying in reasonable detail the factual basis for the Third Party Claim and, to the extent known, the amount of the Third Party Claim) reasonably promptly after becoming aware of such Third Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent the Indemnitor shall have been actually prejudiced as a result of such failure.

(b) If a Third Party Claim is made against an Indemnitee and the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee therefor, the Indemnitor will be entitled, within one hundred twenty (120) days after receipt of written notice from the Indemnitee of the commencement or assertion of any such Third Party Claim, to assume the defense thereof (at the expense of the Indemnitor) with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnitee, for so long as the Indemnitor is conducting a good faith and diligent defense. Should the Indemnitor so elect to assume the defense of a Third Party Claim, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in

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connection with the defense thereof; provided, that if under applicable standards of professional conduct a conflict of interest exists between the Indemnitor and the Indemnitee in respect of such claim, such Indemnitee shall have the right to employ separate counsel (which shall be reasonably satisfactory to the Indemnitor) to represent such Indemnitee with respect to the matters as to which a conflict of interest exists and in that event the reasonable fees and expenses of such separate counsel shall be paid by such Indemnitor; provided, further, that the Indemnitor shall only be responsible for the reasonable fees and expenses of one separate counsel for such Indemnitee. If the Indemnitor assumes the defense of any Third Party Claim, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor. If the Indemnitor assumes the defense of any Third Party Claim, the Indemnitor will promptly supply to the Indemnitee copies of all correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee informed of developments relating to or in connection with such Third Party Claim, as may be reasonably requested by the Indemnitee (including, without limitation, providing to the Indemnitee on reasonable request updates and summaries as to the status thereof). If the Indemnitor chooses to defend a Third Party Claim, all Indemnitees shall reasonably cooperate with the Indemnitor in the defense thereof (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnitor). If the Indemnitor does not elect to assume control of the defense of any Third Party Claim within the one hundred twenty (120) day period set forth above, or if such good faith and diligent defense is not being or ceases to be conducted by the Indemnitor, the Indemnitee shall have the right, at the expense of the Indemnitor, after three (3) Business Days notice to the Indemnitor of its intent to do so, to undertake the defense of the Third Party Claim for the account of the Indemnitor (with counsel selected by the Indemnitee), and to compromise or settle such Third Party Claim, exercising reasonable business judgment.

(c) If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim that the Indemnitor may recommend that by its terms obligates the Indemnitor to pay the full amount of Losses (whether through settlement or otherwise) in connection with such Third Party Claim and unconditionally and irrevocably releases the Indemnitee completely from all liability in connection with such Third Party Claim; provided, however, that, without the Indemnitee’s prior written consent, the Indemnitor shall not consent to any settlement, compromise or discharge (including the consent to entry of any judgment), and the Indemnitee may refuse in good faith to agree to any such settlement, compromise or discharge, that provides for injunctive or other non-monetary relief affecting the Indemnitee. If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee shall not (unless required by law) admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnitor’s prior written consent (which consent shall not be unreasonably withheld).

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8.4 Insurance Proceeds. Any indemnification hereunder shall be made net of any insurance proceeds recovered by the Indemnitee (it being understood that an Indemnitee may simultaneously pursue an insurance claim and a claim for indemnification hereunder); provided, however, that if, following the payment to the Indemnitee of any amount under this Article 8, such Indemnitee recovers any insurance proceeds in respect of the claim for which such indemnification payment was made, the Indemnitee shall promptly pay an amount equal to the amount of such proceeds (but not exceeding the amount of such indemnification payment) to the indemnifying Party.

8.5 Insurance. Each Party agrees to obtain and maintain commercial general liability insurance, including clinical trials and products liability insurance, with reputable and financially secure insurance carriers, in such amounts and subject to such deductibles as are reasonable and customary in the pharmaceutical industry for companies of comparable size and activities. Each Party shall maintain such insurance for so long as Subject Products in the Territory continue to be developed, manufactured or sold and thereafter for so long as is necessary to cover any and all Third Party Claims which may arise from the development, manufacture or sale of a Subject Product in the Territory. Upon reasonable request by a Party, the other Party shall produce evidence that such insurance policies are valid, kept up to date and in full force and effect.

ARTICLE 9

TERM AND TERMINATION

9.1 Term. Except as set forth in Section 11.13, unless earlier terminated by mutual agreement of the Parties in writing or pursuant to the provisions of this Article 9, this Agreement will continue in full force and effect until the later of the following events: (a) the obligation to pay Inspire Royalties with respect to the sale of all Inspire Licensed Products expires throughout the Inspire Territory; or (b) the obligation to pay Faes Royalties with respect to the sale of all Faes Licensed Ophthalmic Products expires throughout the Faes Ophthalmic Territory (the “Term”).

9.2 Voluntary Termination by Inspire. Notwithstanding any other provision herein, commencing upon the earlier of (a) May 31, 2007 and (b) the date on which Inspire has received the results of the Definitive QT Study, Inspire may terminate this Agreement for its convenience either (i) on a country-by-country basis or Inspire Licensed Product-by-Inspire Licensed Product basis (such termination, a “Partial Termination”), or (ii) in its entirety, such termination requiring the following notice: (x) prior to the First Commercial Sale of an Inspire Licensed Product, upon ninety (90) days advance written notice to Faes, or (y) after the First Commercial Sale of an Inspire Licensed Product, upon one hundred eighty (180) days advance written notice to Faes.

9.3 Material Breach.

(a) Upon a material breach of its obligations under this Agreement by a particular Party (in such capacity, the “Breaching Party”), the other Party (in such capacity, the “Non-Breaching Party”) may provide written notice (a “Breach Notice”) to the Breaching Party specifying the material breach. If the Breaching Party fails to cure such material breach during the ninety (90) day period (or, if applicable, such longer period, but not to exceed one hundred and eighty (180) days, as would be reasonably necessary for a diligent

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party to cure such material breach, provided the Breaching Party has commenced and continues its diligent efforts to cure during the initial ninety (90) day period following the date on which the Breach Notice is provided), then the Non-Breaching Party may terminate this Agreement on written notice to the Breaching Party; but provided that the Non-Breaching Party may elect instead to terminate on a Subject Product-by-Subject Product and/or country-by-country basis (a “Partial Termination”), with respect to the particular Subject Product and country that was at issue in the uncured material breach.

(b) Notwithstanding the foregoing:

(i) the cure period for any failure by Inspire to make Milestone Payments or either Party to make Royalty payments due hereunder shall be thirty (30) days; provided, however, that the failure by a Party to make any such payment shall not be considered a breach to the extent that such payment is the subject of a good faith dispute by such Party, so long as such Party is using diligent, good faith efforts to resolve such dispute as promptly as practicable; and

(ii) to the extent a material breach of this Agreement by Inspire affects Inspire’s performance and Faes’ rights under this Agreement as they relate to the Inspire Ophthalmic Products in the Inspire Ophthalmic Territory, but not the Principal Products in the Inspire Principal Territory, Faes may not terminate this Agreement in its entirety, but instead may effect only a Partial Termination with respect to the Inspire Ophthalmic Products in the Inspire Ophthalmic Territory, and in such case this Agreement will remain in full force and effect with respect to all Principal Products in the Inspire Principal Territory.

9.4 Bankruptcy or Insolvency. Either Party may, subject to the provisions set forth herein, terminate this Agreement by giving the other Party written termination notice if, at any time, the other Party shall: (a) file in any court pursuant to any statute a petition for bankruptcy or insolvency, or for reorganization in bankruptcy, or for an arrangement or for the appointment of a receiver, trustee or administrator of such Party or of its assets; (b) be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof; (c) propose or be a party to any dissolution; or (d) make an assignment for the benefit of its creditors. Should Faes become a party to a bankruptcy proceeding and such proceeding is not dismissed within sixty (60) days then, to the extent permitted by applicable law, this Agreement and the licenses granted by Faes hereunder shall continue, subject to the terms and conditions set forth in this Agreement, and shall be adopted by any bankruptcy trustee or relevant Third Party charged with the disposition of same, and shall not be rejected by same, it being the Parties’ intent that, in such event, Inspire and its Affiliates and sublicensees shall be entitled to retain the rights granted to them hereunder by Faes.

9.5 Continuing Rights of Sublicensees. Upon any termination of this Agreement by Faes, or any Partial Termination by Faes, each sublicense previously granted by Inspire or any of its Affiliates, under license rights to Inspire that are terminated by such termination, to any Person that is not an Affiliate of Inspire (each, an “Independent Sublicensee”) shall survive such termination and remain in effect as a direct agreement between Faes and such Independent

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Sublicensee (by automatic assignment to Faes of the applicable sublicense agreement), and such rights shall become a direct license or sublicense, as the case may be, to such Independent Sublicensee of the applicable rights granted by Faes to Inspire, but subject to and provided that: (a) such Independent Sublicensee is not then in material breach of its obligations under the sublicense agreement with Inspire; and (b) Faes shall not be bound by any obligations to the Independent Sublicensee in such agreement that exceed Faes’ obligations under this Agreement (and such Independent Sublicensee shall not be obligated to pay any amounts that is in consideration of the performance of such obligations, if Faes elects not to perform such obligations).

9.6 Effect of Expiration or Termination of Agreement.

(a) Expiration or termination of this Agreement in its entirety pursuant to this Article 9 shall not (i) relieve a Party hereto of any obligation accruing to such Party prior to such termination, or (ii) result in the waiver of any right or remedy by a Party hereto accruing to such Party prior to such termination.

(b) Upon termination of this Agreement in its entirety by Inspire pursuant to Section 9.2 or 9.4 or by Faes pursuant to Section 9.3: (i) all licenses granted to Inspire by Faes under this Agreement will terminate, and all rights therein will revert to Faes; (ii) Inspire promptly shall assign to Faes the Inspire Marks under which any Inspire Licensed Product was marketed; (iii) Inspire shall be deemed automatically to grant to Faes the exclusive, worldwide, royalty-free license (with full rights to sublicense) under the Inspire Technology to research, develop, make, have made, use, offer for sale, sell, and import Subject Products in the Field in all countries, territories and jurisdictions of the world; and (iv) Inspire shall immediately assign and surrender to Faes the entire Regulatory Dossier. In addition, Inspire promptly shall execute any and all other instruments, forms of assignment or other documents and take such further actions as Faes may reasonably request in order to give effect to or evidence the foregoing assignments and grants.

(c) Upon termination of this Agreement in its entirety by Inspire pursuant to Section 9.3: (i) the licenses granted to Inspire by Faes under this Agreement will terminate, and all rights therein will revert to Faes; (ii) the licenses granted to Faes by Inspire under this Agreement will terminate, and all rights therein will revert to Inspire; and (iii) Inspire shall assign and surrender to Faes the entire Regulatory Dossier. In addition, Inspire promptly shall execute any and all other instruments, forms of assignment or other documents and take such further actions as Faes may reasonably request in order to give effect to or evidence the foregoing assignments.

9.7 Effect of Partial Termination.

(a) The Partial Termination of this Agreement pursuant to this Article 9 shall not (i) relieve a Party hereto of any obligation accruing to such Party prior to such termination, or (ii) result in the waiver of any right or remedy by a Party hereto accruing to such Party prior to such termination, or (iii) result in the termination or modification of any rights or obligations of a Party under the Agreement not involved in such Partial Termination.

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(b) Upon the Partial Termination of this Agreement with respect to any Inspire Licensed Product in any country of the Inspire Territory by Inspire pursuant to Section 9.2, 9.4 or 9.8(a), or by Faes pursuant to Section 9.3: (i) the licenses granted to Inspire by Faes under this Agreement solely with respect to such product in such country will terminate, and all such license rights will revert to Faes; (ii) Inspire promptly shall assign to Faes the Inspire Marks under which such product was marketed in such country; (iii) Inspire shall be deemed automatically to grant to Faes the exclusive, worldwide, royalty-free license (with full rights to sublicense) under the Inspire Technology to research, develop, make, have made, use, offer for sale, sell, and import such Inspire Licensed Product in the Field in such country that is the subject of the Partial Termination; and (iv) Inspire shall immediately assign and surrender to Faes the Regulatory Dossier directly related to such product in such country. In addition, Inspire promptly shall execute any and all other instruments, forms of assignment or other documents and take such further actions as Faes may reasonably request in order to give effect to or evidence the foregoing assignments and grants.

(c) Upon the Partial Termination of this Agreement with respect to any Faes Ophthalmic Product or Faes Non-Ophthalmic Product in any country of the Faes Territory by Inspire pursuant to Section 9.3: the licenses granted to Faes by Inspire under this Agreement solely with respect to such product in such country will terminate, and all such license rights will revert to Inspire.

9.8 Consequences if QT Study Milestone Payment not Made.

(a) If Inspire does not pay the milestone payment under Section 4.2(a) by the QT Milestone Due Date (the date that is thirty (30) days after Faes provides to Inspire the Definitive QT Study report in accordance with Section 4.2), then Inspire may make an election (such election to be at Inspire’s sole discretion) in writing provided to Faes to proceed under this Section 9.8(a). If Inspire provides Faes written notice that it makes such election prior to termination of this Agreement, then: (i) Inspire shall retain all its license and other rights under this Agreement relating to the Inspire Ophthalmic Products in the Inspire Ophthalmic Territory, and shall continue to have all of its applicable obligations with respect to such Inspire Ophthalmic Products under this Agreement; (ii) immediately upon such election there shall be deemed to occur a Partial Termination with respect to all Principal Products throughout the Inspire Principal Territory, and the Parties shall proceed under Section 9.7(b) as to all such products (including that all license and other rights granted to Inspire under this Agreement relating to the Principal Products and related obligations shall automatically terminate and such rights shall revert exclusively to Faes).

(b) If Inspire has not paid the milestone payment under Section 4.2(a) by the QT Milestone Due Date, and Inspire has not made an election as provided in Section 9.8(a) above, then thereafter Faes may provide a written termination notice to Inspire and, if Inspire does not pay such milestone or make such written election within thirty (30) days following the date on which such termination notice was provided, then this Agreement shall automatically terminate in its entirety at the end of such thirty (30) day period.

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9.9 Change of Control. If an entity, or a group of related entities, obtains control of Inspire (i.e., transaction, or series of related transactions occurs, under which the shareholders of Inspire just prior to such transaction(s) own or control after such transaction(s) less than 50% of the shareholder voting power entitle to elect directors), then within thirty (30) days of the closing of such transaction such entity (or entities) that then control Inspire shall deliver to Faes a written instrument agreeing to cause Inspire to perform its obligations under this Agreement, expressly including all of Inspire’s diligence obligations with respect to development and commercialization of Inspire Licensed Products, in accordance with the terms of this Agreement.

ARTICLE 10

INTELLECTUAL PROPERTY

10.1 Ownership of Inventions.

(a) Inventorship of any Inventions that, in the case of patentable Inventions, were conceived and reduced to practice, and in the case of non-patentable Inventions, were made or developed, in the course of performing activities under this Agreement, together with all Patent Rights therein, will be determined in accordance with the rules of inventorship under United States patent laws with respect to patentable Inventions, and in accordance with applicable United States federal or state law with respect to non-patentable Inventions, and ownership of such Inventions shall be as set forth in further detail in Section 10.1(b) through (d).

(b) Faes will own all right, title and interest in and to all Inventions that are conceived, reduced to practice, made or developed solely by or on behalf of Faes or its Affiliate or other licensee from the Effective Date until the expiration or termination of the Term (whether or not patentable), and all intellectual property rights appurtenant thereto, subject only to the license rights under the Faes Technology granted by Faes to Inspire under this Agreement.

(c) Inspire will own all right, title and interest in and to all Inventions that are conceived, reduced to practice, made or developed by or on behalf of Inspire or its Affiliate or sublicensee from the Effective Date until the expiration or termination of the Term (whether or not patentable), and all intellectual property rights appurtenant thereto, subject only to the license rights under the Inspire Technology granted by Inspire to Faes under this Agreement.

(d) All right, title and interest in and to Inventions made and reduced to practice during the Term jointly by employees or contractors of each Party (“Joint Inventions”), and all intellectual property rights appurtenant thereto, will be owned jointly by the Parties. Except to the extent either Party is restricted by the licenses granted to the other Party and covenants contained herein, each Party will be entitled to practice and license Joint Inventions without restriction or consent of the other Party or an obligation to account to the other Party, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting. The Parties will confer and

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cooperate in good faith with respect to the Prosecution of patents and patent applications that claim or cover Joint Inventions, with the Parties sharing equally all costs and expenses of such Prosecution (unless otherwise agreed). Each Party hereby agrees to take all actions and execute and deliver all documents reasonably necessary to Prosecute such patents and patent applications.

10.2 Obligation to Inform. Faes will promptly disclose to Inspire all Inventions owned or Controlled by Faes relating to the Compound or Subject Products that arise during the Term. Inspire will promptly disclose to Faes all Inventions owned or Controlled by Inspire relating to the Compound or Inspire Licensed Products that arise during the Term. Information provided by Inspire or Faes to the other Party with respect to such Inventions will be in reasonable detail but in no circumstance less than would be sufficient to permit an understanding of the nature of the Inventions by a practitioner reasonably skilled in the relevant technical or scientific area.

10.3 Prosecution of Faes Licensed Patents. Faes shall have the obligation, using its commercially reasonable efforts, to Prosecute the Faes Licensed Patents in the Inspire Territory, at its expense and through patent counsel selected by Faes, except as provided in the following. If Faes so elects by written notification to Inspire, Inspire shall have the obligation, using its commercially reasonable efforts, to Prosecute those Faes Licensed Patents existing as of the Effective Date in the Inspire Principal Territory that relate directly to the Compound or to Inspire Licensed Products, at its expense and through patent counsel selected by Inspire and reasonably acceptable to Faes. Faes shall provide Inspire reasonable opportunities to consult with Faes regarding such Prosecution by Faes, and Inspire shall cooperate with and assist Faes reasonably in such Prosecution of the Faes Licensed Patents. If Faes elects to have Inspire conduct Prosecution of particular Patent Rights in the Inspire Principal Territory, then Inspire shall provide Faes reasonable opportunities to consult with Inspire regarding such Prosecution by Inspire, and Faes shall cooperate with and assist Inspire reasonably in such Prosecution of the Faes Licensed Patents.

10.4 Right to Consult. During the Term, Faes shall copy Inspire, or have Inspire copied, on all material, substantive documents relating to Faes Licensed Patents received by or on behalf of Faes from or to be filed by or on behalf of Faes in any patent office in the Inspire Territory, promptly after receipt from the patent office and at least fifteen (15) days prior to filing with the patent office, respectively, including without limitation copies of each patent application, official action, response to official action, declaration, information disclosure statement, request for terminal disclaimer, request for patent term extension, and request for reexamination. Inspire shall have the right to comment on such documents, and Faes shall reasonably consider in good faith any reasonable comments timely received from Inspire. If Faes elects to have Inspire conduct Prosecution of particular Patent Rights in the Inspire Principal Territory pursuant to Section 10.3, then thereafter during the Term, Inspire shall copy Faes, or have Faes copied, on all material, substantive documents relating to Faes Licensed Patents received by or on behalf of Inspire from or to be filed by or on behalf of Inspire in any patent office in the Inspire Principal Territory, promptly after receipt from the patent office and at least fifteen (15) days prior to filing with the patent office, respectively, including without limitation copies of each patent application, official action, response to official action, declaration, information disclosure statement, request for terminal disclaimer, request for patent term extension, and request for reexamination. Faes shall

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have the right to comment on such documents, and Inspire shall reasonably consider in good faith any reasonable comments timely received from Faes.

10.5 Abandonment of Prosecution of Faes Licensed Patent. Faes shall notify Inspire in the event it for any reason elects to abandon the Prosecution of a particular patent application or maintenance of an issued patent within the Faes Licensed Patents in the Inspire Territory (other than in favor of a continuing application based on such parent application). Such notification shall specify the application to be abandoned or patent that will no longer be maintained by Faes and shall be given within a reasonable period (i.e., with sufficient time for Inspire to take action as may be necessary or desired) prior to the date on which such patent application(s) or patent(s) will lapse or go abandoned. Inspire shall then have the option, exercisable upon written notification to Faes, to assume full responsibility, at its discretion and its cost and expense, for Prosecution of the affected patent application(s) or maintenance of any of the affected patent(s) in such country or countries in the Inspire Territory. If Faes elects to have Inspire conduct Prosecution of particular Patent Rights in the Inspire Principal Territory pursuant to Section 10.3, then thereafter during the Term, Inspire shall notify Faes in the event it for any reason elects to abandon the Prosecution of a particular patent application or maintenance of an issued patent within the Faes Licensed Patents in the Inspire Principal Territory (other than in favor of a continuing application based on such parent application). Such notification shall specify the application to be abandoned or patent that will no longer be maintained by Inspire and shall be given within a reasonable period (i.e., with sufficient time for Faes to take action as may be necessary or desired) prior to the date on which such patent application(s) or patent(s) will lapse or go abandoned. Faes shall then have the option, exercisable upon written notification to Inspire, to assume full responsibility, at its discretion and its cost and expense, for Prosecution of the affected patent application(s) or maintenance of any of the affected patent(s) in such country or countries in the Inspire Principal Territory.

10.6 Patent Term Extensions. Inspire shall have the right to request that Faes file all applications and take actions necessary to obtain patent extension pursuant to 35 U.S.C. § 156 or similar foreign statutes for the Faes Licensed Patents in the Inspire Principal Territory, which extensions shall be owned by Faes. If Faes declines to pursue such patent extensions, then Inspire shall have the right (at Inspire’s cost and expense) on behalf of Faes to file all such applications and take all such actions necessary to obtain such patent extensions. Faes agrees to sign such further document and take such further actions (at Inspire’s cost and expense) as may be requested by Inspire in this regard.

10.7 Third Party Infringement.

(a) Suits for Infringement of the Faes Licensed Patents. If Faes or Inspire becomes aware of infringement of any patent included in the Faes Licensed Patents by a Third Party anywhere in the world, such Party shall promptly notify the other Party in writing to that effect and provide a summary of the relevant facts and circumstances known to such Party relating to such infringement (“Infringement Notice”). Promptly after receipt of an Infringement Notice, the Parties shall discuss in good faith the infringement and appropriate actions that could taken to cause it to cease. Faes shall have the right, at its sole discretion, on its own behalf, to institute, prosecute and control any action or proceeding to restrain infringement of any Faes Licensed Patents. Inspire shall provide all reasonable

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cooperation required to prosecute such litigation. Faes shall have sole control of any such suit and all negotiations for its settlement or compromise and shall have the sole right to settle or compromise any such suit, except that, with regards to a suit based on a Principal Infringement (as defined below), Faes shall not settle or compromise any such suit or enter into any consent order for the settlement or compromise of such suit based on a Principal Infringement without the prior written consent of Inspire, which consent shall not be unreasonably withheld or delayed.

(b) Step-in Right for Inspire. If, prior to the expiration of five (5) months from an Infringement Notice regarding infringement of any patent included in the Faes Licensed Patents in the Inspire Principal Territory by a Third Party (a “Principal Infringement”), Faes has not obtained a discontinuance of the alleged Principal Infringement by a Third Party in the Inspire Principal Territory or brought an infringement action or proceeding or otherwise taken appropriate action to abate such Principal Infringement, then Inspire shall have the right, but not be obligated, to institute, prosecute and control any action or proceeding to restrain such Principal Infringement. Faes agrees to be joined as a party plaintiff if necessary to prosecute the action or proceeding and shall provide all reasonable cooperation, at Inspire’s expense, required to prosecute such litigation. Faes shall have the right to join any such action using counsel of its own choosing and at its own expense. Inspire shall have sole control of any such suit brought by Inspire under this subsection (b) based on a Principal Infringement and all negotiations for its settlement or compromise, provided that Inspire shall not settle or compromise any such suit or enter into any consent order for the settlement or compromise thereof without the prior written consent of Faes, which consent shall not be unreasonably withheld or delayed.

(c) Costs and Recoveries from Infringement Action. Each Party shall assume and pay all of its own out-of-pocket costs incurred in connection with any litigation or proceedings described in this Section 10.7 including, without limitation, the fees and expenses of that Party’s counsel. Any recovery obtained by any Party as a result of any proceeding described in this Section 10.7, by settlement or otherwise, shall be applied in the following order of priority: (i) first, to reimburse each Party for all litigation costs in connection with such proceeding paid by that Party and not otherwise recovered (on a pro rata basis based on each Party’s respective litigation costs, to the extent the recovery was less than all such litigation costs); and (ii) second, the remainder of the recovery shall be retained by the Party that brought and prosecuted the suit.

(d) Declaratory Actions & Counterclaims Against Inspire or Faes. In the event that an action alleging invalidity or non-infringement of any of the Faes Licensed Patents shall be brought against Faes or Inspire, Faes, at its sole discretion, shall have the right, within thirty (30) days after the commencement of such action, to take or regain control of the action at its own expense. If Faes shall determine not to exercise this right, Inspire may take over or remain as lead counsel for the action at Inspire’s sole discretion. Any recovery obtained from such litigation, proceeding or settlement shall be shared in accordance with Section 10.7(c).

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10.8 Infringement of Third Party Rights.

(a) Infringement Claims. With respect to any and all claims instituted by Third Parties for patent infringement involving the manufacture, use, offer for sale or sale of an Inspire Licensed Product in the Inspire Territory during the Term, Inspire shall promptly notify Faes of such claim, and, except for any such claims for which Faes is obligated to indemnify Inspire under Section 8.2(i), Inspire shall have the right, at its sole discretion, to defend and control any action or proceeding with respect to such claim. Faes shall provide all reasonable cooperation, at Inspire’s expense, required to defend such litigation. Inspire shall have sole control of any such suit and all negotiations for its settlement or compromise, provided that, Inspire shall not settle or compromise any such suit or enter into any consent order for the settlement or compromise thereof in any manner that would materially negatively impact Faes, its rights in or to any Faes Technology, or its rights under this Agreement without the prior written consent of Faes, which consent shall not be unreasonably withheld.

(b) Step-in Right for Faes. If, prior to the expiration of three (3) months from said claim being brought, or such sooner period as may be necessary to appropriately respond to said claim, Inspire has not elected to defend such action or proceeding, or if Inspire shall notify Faes at any time prior thereto of its intention not to defend such action or proceeding, then Faes shall have the right, but not be obligated, to defend and control any action or proceeding. Inspire shall provide all reasonable cooperation, at Faes’ expense, required to defend such litigation. Faes shall have sole control of any such suit and all negotiations for its settlement or compromise, provided that Faes shall not settle or compromise any such suit or enter into any consent order for the settlement or compromise thereof in any manner that would materially negatively impact Inspire, its rights in or to any Inspire Technology, or its rights under this Agreement without the prior written consent of Inspire, which consent shall not be unreasonably withheld.

ARTICLE 11

MISCELLANEOUS

11.1 Assignment. This Agreement may not be assigned or otherwise transferred (in whole or in part, whether voluntarily, by operation of law or otherwise) by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that a Party may assign or transfer this Agreement in its entirety without such consent either (a) to an Affiliate of the Party; or (b) to its successor in interest (but subject to the other provisions of this Section 11.1) in connection with (i) the merger, consolidation, reorganization or acquisition of the Party, or (ii) the sale or transfer of all or substantially all of the voting stock or assets of the Party, provided that (A) such Affiliate or successor in interest (as applicable) delivers to the other Party a written instrument agreeing to be bound by this Agreement or (B) in the case of subsection 11.1(b), if the acquired Party becomes a subsidiary of another company, then the parent company delivers to the other Party a written instrument agreeing to cause the acquired Party to perform its obligations under this Agreement in accordance with the terms thereof. Notwithstanding the foregoing, any such assignment or transfer to an Affiliate shall not relieve the

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assigning Party of its responsibilities for performance of its obligations under this Agreement. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

11.2 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.3 Force Majeure. Neither Party will be deemed to be in breach of this Agreement as a result of default, delay or failure to perform by such Party that results from any cause beyond the reasonable control of such Party that could not reasonably be foreseen by such Party, including without limitation, fire, earthquake, acts of God, acts of war, strikes, lockouts, or other labor disputes, riots, civil disturbances, actions or inactions of governmental authorities (except actions in response to a breach of applicable laws by such Party), or epidemics. In the event of any such force majeure, the Party affected will promptly notify the other Party, will use commercially reasonable efforts to overcome such force majeure and to perform its obligations under the Agreement notwithstanding the force majeure, and will keep the other Party informed with respect thereto.

11.4 Notices. Notices to Faes shall be addressed to:

Faes Farma, S.A.
Máximo Aguirre, 14
48940 Leioa, Vizcaya, Spain
Attention: General Manager
Facsimile No.: 00 34 94 46 49 103

Notices to Inspire shall be addressed to:

Inspire Pharmaceuticals, Inc.
4222 Emperor Boulevard, Suite 200
Durham, North Carolina 27703-8566, USA
Attention: General Counsel
Facsimile No.: 919-941-9797

Either Party may change the address to which notices shall be sent by giving notice to the other Party in the manner herein provided. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (i) sent via a reputable overnight courier service, or (ii) sent by facsimile transmission, in each case properly addressed in accordance with the paragraphs above. The effective date of any notice shall be the actual date of receipt by the Party receiving the same.

11.5 Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

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11.6 Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

11.7 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts and such counterparts taken together shall constitute one and the same agreement. This Agreement may be executed by facsimile signatures, which signatures shall have the same force and effect as original signatures.

11.8 Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

11.9 Governing Law; Dispute Resolution. This Agreement shall be governed and construed in accordance with the laws of the State of New York, USA, without giving effect to any choice of law provisions thereof. Each Party hereby [CONFIDENTIAL]. Prior to bringing a legal action against the other Party, such dispute shall be separately negotiated by the Parties hereto in good faith and all reasonable efforts undertaken to settle amicably such matters before resorting to further legal recourse, as follows: upon the occurrence of a dispute between the Parties, including, without limitation, any breach of this Agreement or any obligation relating thereto, or any dispute with respect to whether a product is a Subject Product, the matter shall be referred first to the officers of Faes and Inspire having responsibility for the subject matter of the dispute, or their designees. The officers, or their designees, as the case may be, shall negotiate in good faith to resolve such dispute in a mutually satisfactory manner for up to thirty (30) days. If such efforts do not result in mutually satisfactory resolution of the dispute, the matter shall be referred to the chief executive officers of Faes and Inspire, or their designees. The chief executive officers, or their designees, as the case may be, shall negotiate in good faith to resolve such dispute in a mutually satisfactory manner for up to thirty additional (30) days, or such longer period of time to which the chief executive officers may agree.

11.10 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the Parties hereto shall use reasonable efforts to substitute, by mutual written consent, valid provisions for such invalid, illegal or unenforceable provisions which valid provisions in their economic effect are sufficiently similar to the invalid, illegal or unenforceable provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalid, illegal or unenforceable provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid, illegal or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, illegal or unenforceable provisions.

*[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.]

11.11 Entire Agreement of the Parties. This Agreement hereby, together with the Schedules and Exhibits hereto and thereto, constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements whether oral or written, between the Parties respecting the subject matter hereof and thereof.

11.12 Independent Contractors. The relationship between the Parties created by this Agreement is one of independent contractors and neither Party shall have the power or authority to bind or obligate the other except as expressly set forth in this Agreement.

11.13 Accrued Rights; Surviving Obligations. Unless explicitly provided otherwise in this Agreement, termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit to any Party prior to such termination, relinquishment or expiration, including damages arising from any breach hereunder. Such termination, relinquishment or expiration shall not relieve any Party from obligations or deprive a Party of any of its rights that are expressly indicated to survive termination or expiration of the Agreement. Without limiting the foregoing, the obligations and/or rights set forth in Sections 2.1(c) (solely in connection with the scheduled expiration of the Term as set forth in Section 9.1), 5.8, 5.9, 9.5, 9.6, and 10.1, and Articles 1 (to the extent required to enforce other surviving rights and/or obligations), 7, 8 and 11 shall survive the termination or expiration of this Agreement.

11.14 Expenses. Unless otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party that shall have incurred the same and the other Party shall have no liability relating thereto.

11.15 No Third Party Beneficiaries. No person or entity other than the Parties hereto and their respective Affiliates, successors and permitted assigns shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

11.16 No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

11.17 English Language. The English language version of this Agreement shall be controlling on both Parties. All information, documents, reports, notices and communications to be provided by one Party to the other Party hereunder shall be provided in the English language.

11.18 Rights and Remedies Cumulative, Certain Remedies, etc.

(a) The enumeration of certain rights and remedies set forth in this Agreement is not intended to be to the exclusion of other applicable remedies, and the exercise by a Party of any specified right or remedy shall not preclude the exercise of any other applicable rights or remedies under the Agreement or that may now or hereafter exist at law or in equity. No delay or failure to take action on the part of a Party in exercising any right or remedy shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof or of any other right or

*[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.]

remedy.

(b) Each Party acknowledges and agrees that the other Party may be irreparably damaged if any of the provisions of this Agreement (other than provisions involving the payment of money) are not performed by a Party in accordance with their specific terms, and that any breach of, or failure to perform or comply with, this Agreement by a Party may not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which a Non-Breaching Party may be entitled at law or in equity, it shall be entitled to enforce any provision of this Agreement (other than provisions involving the payment of money) by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

(c) If any legal action or other legal proceeding is brought by a Party for the enforcement of this Agreement (including without limitation pursuant to Section 11.18(b)), or to recover damages or other applicable remedy based on the alleged dispute, breach or default in connection with the provisions of this Agreement, the successful or prevailing Party as to any specific and separable issue in such action or proceeding (in a final decision by the applicable court action or other legal proceeding, or by settlement or otherwise) shall be entitled to recover reasonable attorneys’ fees and other reasonable costs and expenses incurred in enforcing the specific obligation of the other Party under this Agreement that was the basis for such specific issue in such action or proceeding, in addition to any other relief to which it may be entitled, and such Party shall be entitled to offset such reasonable fees, costs and expenses (to the extent such amounts are determined to be awarded under this subsection (c) by a judgment in such action or proceeding) against any amounts payable to the other Party under this Agreement.

(d) Each Party shall be entitled to offset, against amounts payable to the other Party under this Agreement, any amounts of damages determined, in a final decision by the applicable court action or other legal proceeding, to be owed to such Party by the other Party based on the other Party’s breach or non-performance of its obligations under this Agreement.

(e) If the breach or non-performance by a Party of certain of its obligations under this Agreement causes the other Party to be unable to perform certain of its obligations under this Agreement, then such other Party shall not be obligated to perform such obligations that are prevented by such breach, until such breach is cured, but such other Party shall remain obligated to perform all its other obligations that are not affected by such breach, and shall immediately commence performing the affected obligations as soon as such breach is cured, or such Party otherwise is able to perform the obligation.

[Signature Page Immediately Follows]

*[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.]

IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement as of the Effective Date.

FAES FARMA, S.A.

By:	/s/ Eduardo Fernández de Valderrama y Murillo
Name:	Eduardo Fernández de Valderrama y Murillo
Title:	Chairman and CEO

INSPIRE PHARMACEUTICALS, INC.

By:	/s/ Christy L. Shaffer
Name:	Christy L. Shaffer, Ph.D.
Title:	President & Chief Executive Officer

SIGNATURE PAGE TO LICENSE AGREEMENT

*[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.]

Schedule 1.20

Faes Licensed Patents

Bilastine: First patent

New benzimidaloze derivatives with antihistaminic activity

Country	Number	Application	Granted
Spain	9601236	04-06-96	16-06-99
Europe	0818454	03-06-97	14-04-04
Argentine	P-970102441	05-06-97
Australia	725700	02-06-97	01-02-01
Brazil	PI9703276.0	04-06-97
Canadá	2.206.754	03-06-97
Colombia	97030697	03-06-97
South Korea	0494448	04-06-97	01-06-05
Croacia	P970307	03-06-97	07-01-02
CzecRepublic	289278	04-06-97	23-10-01
Chile	40.509	03-06-97	22-05-00
China	ZL 97114905.4	04-06-97	16-04-03
USA.	5.877.187	04-06-97	02-03-99
Hungary	P-9700997	04-06-97
India	186.319	04-06-97	08-03-02
	1066/Del/2000*	28-11-00
	1067/Del/2000*	28-11-00
	1068/Del/2000*	28-11-00
	1069/Del/2000*	28-11-00
	1070/Del/2000*	28-11-00
	1071/Del/2000*	28-11-00
Japan	09-162010	04-06-97
Mexico	944127	04-06-97
Norway	313195	03-06-97	26-08-02
Pakistan	135858	03-06-97	03-10-99
Poland	188908	04-06-97	01-06-05
Russia	2182150	03-06-97	10-05-02
South Africa	97/4893	03-06-97	25-03-98
Taiwan	135814	22-07-97	30-10-01
Turkey	TR 1997 00464 B	04-06-97	21-10-02
Venezuela	1053-97	04-06-97

*:	Divisional. Patent

*[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.]

Patente Polimorfos BILASTINA:

Bilastine: Polymorph patent

4-[2-[4-[1-(2-Ethoxyethyl)-1H-benzimidazol-2-yl]-1-piperidinyl]ethyl]-a,a-dimethyl-benzeneacetic acid polymorph.

PCT patent application

PAIS	NUMERO	SOLICITUD	CONCESION
Patente PCT	PCT/ES02/00194	19-04-02
Argentine	P030101325	14-04-03
Chile	0758-2003	14-04-03
Guatemala	PI-2003-0092	24-04-03
Honduras	PI-US2003/119	11-04-03
Panamá	85712	16-04-03	13-10-04
Pakistan	332/2003	17-04-03
Perú	00376-2003/OIN	14-04-03
Uruguay	27762	14-04-03
Venezuela	2003-000623	22-04-03
Europe	02 724 323.7	19-04-02(1)
Australia	2002255017	18-11-04
Belorussia	20041053	17-11-04
Brazil	PI 0215703-9	18-10-04
Bulgaria	108941	19-04-02(6)
Canadá	2.484.460	18-10-04
Colombia	04-114046	11-11-04
South Korea	2004-7016676	18-10-04
Croacia	P20041048A	09-11-04
Czec Republic	PV2004-1122	19-04-02(4)
China	02828987.0	19-04-02(5)
Ecuador	04-5415	08-11-04
USA	10/511,822	19-10-04
Slovakia	PV5020-2004S	19-04-02
Hungary		19-11-04
India	1735/KOLNP/2004	19-04-02(4)
Israel	164645	19-04-02(2)
Japan	2003-586146	16-11-04
Mexico	PA/a/2004/010313	19-04-02(3)
Norway	20044999	17-11-04
New Zealand	536551	19-04-02(8)
Poland	P-372982	22-02-05
Russia	2004133813	19-04-02(6)
South Africa	2004/9217	17-11-04	22-02-06
Ukraine	UA 20041109444	19-04-02(7)

As of the Effective Date, Faes owns all right, title and interest in and to all of the patents and patent applications set forth in this Schedule 1.20.

*[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.]

Schedule 4.2(a)

QT Study Results Guidelines

If the results of the Definitive QT Study show:

(a) an increase in QTc interval of [CONFIDENTIAL] and Inspire shall pay the milestone payment under Section 4.2(a);

(b) an increase in QTc interval of [CONFIDENTIAL] Inspire shall pay the milestone payment under Section 4.2(a).

If the results of the QT Study show an increase in QTc interval of [CONFIDENTIAL].

*[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.]

Schedule 5.4

Minimum Royalties

Minimum Royalty Period	Required Minimum Royalty for Period

First Minimum Royalty Period	[CONFIDENTIAL]

Second Minimum Royalty Period	[CONFIDENTIAL]

Third Minimum Royalty Period	[CONFIDENTIAL]

Fourth Minimum Royalty Period	[CONFIDENTIAL]

Fifth Minimum Royalty Period	[CONFIDENTIAL]

Sixth Minimum Royalty Period	[CONFIDENTIAL]

Seventh Minimum Royalty Period	[CONFIDENTIAL]

Eighth Minimum Royalty Period	[CONFIDENTIAL]

Ninth Minimum Royalty Period	[CONFIDENTIAL]

Tenth Minimum Royalty Period	[CONFIDENTIAL]]

Eleventh and each subsequent Minimum Royalty Period (for so long as royalties are owed on Principal Rx Products)	[C.I.] of the Minimum Royalty owed for the last most recent Minimum Royalty Period